SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

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☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CABOT MICROELECTRONICS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

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CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive

Aurora, Illinois 60504

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held March 7, 2017

To our Stockholders:

We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 7, 2017 at 10:00 a.m. local time at the Courtyard Vallejo, 1000 Fairgrounds Drive, Vallejo, CA 94589 for the following purposes:

1. To elect two directors for a term of three years;

2. To hold a non-binding stockholder advisory vote to approve our named executive officer compensation;

3. To hold a non-binding stockholder advisory vote to approve the frequency of one year for the non-binding stockholder advisory vote on our named executive officer compensation;

4. To reapprove the material terms of performance-based awards under the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended;

5. To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2017; and

6. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the accompanying proxy statement. We also have included a copy of our 2016 Annual Report. Only stockholders of record at the close of business on January 13, 2017 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

We are delivering our proxy statement and 2016 Annual Report under the United States Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders, which is designed to reduce our printing and mailing costs and the environmental impact of the proxy materials. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

Please use this opportunity to take part in our affairs by voting your shares. You are cordially invited to attend the meeting in person. If you wish to attend the meeting in person, please bring a valid form of photo identification to the meeting. If your stock is not registered in your own name and you plan to attend the meeting and vote in person, you should contact your broker or agent in whose name your stock is registered to obtain a broker’s proxy and bring it to the meeting in order to vote at the meeting.

Whether or not you plan to attend the meeting, your vote is important. Please promptly submit your proxy by telephone, internet or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

William P. Noglows

Chairman of the Board

Aurora, Illinois

January 25, 2017, and is first being made available to stockholders electronically via the internet on or about January 25, 2017.

Non-binding Advisory Vote to Approve Executive Compensation	52
Non-binding Advisory Vote to Approve Frequency of Non-binding Vote to Approve Executive Compensation	52
Reapproval of Material Terms of Performance-Based Awards under the 2012 Omnibus Incentive Plan	53
Ratification of the Selection of Independent Auditors	62
2018 Annual Meeting of Stockholders	63
“Householding” of Proxy Materials	63
Voting Through the Internet or by Telephone	64

CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive

Aurora, Illinois 60504

PROXY STATEMENT

The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 7, 2017 at 10:00 a.m. local time, at the Courtyard Vallejo Napa Valley, 1000 Fairgrounds Drive, Vallejo, CA 94589 and at any postponements or adjournments of the meeting.

Pursuant to the rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we are providing our stockholders with access to our proxy materials over the internet rather than in paper form. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, rather than a printed copy of the proxy materials, to our stockholders of record as of January 13, 2017. We expect to mail the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at our annual meeting on or about January 25, 2017.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two directors, the non-binding stockholder advisory vote to approve our named executive officer compensation, the non-binding stockholder advisory vote to approve the frequency of the non-binding stockholder advisory vote on our named executive officer compensation, the reapproval of the material terms of performance-based awards under the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (the “2012 Omnibus Incentive Plan”) for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (we are not requesting an increase to the shares available for issuance under the Plan pursuant to this proposal) and the ratification of the selection of our independent auditors. In addition, our management will report generally on the fiscal year ended September 30, 2016 and respond to questions from stockholders.

What is the Notice of Internet Availability of Proxy Materials?

On or about January 25, 2017, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our proxy materials and our 2016 annual report. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and submit your proxy via the internet or phone. If you would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials for requesting printed materials.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held March 7, 2017:

•	The proxy statement and annual report to stockholders are available at www.cabotcmp.com and www.proxyvote.com.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the election of the nominees named below under “ELECTION OF DIRECTORS”, “FOR” non-binding advisory approval of our named executive officer compensation, “FOR ONE (1) YEAR” for the frequency of the non-binding stockholder advisory vote on our named executive officer compensation, “FOR” the reapproval of the material terms of performance-based awards under our 2012 Omnibus Incentive Plan for purposes of complying with Section 162(m) of the Code, and “FOR” the ratification of the selection of our independent auditors.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, January 13, 2017, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What is the difference between holding shares as a record holder and as a beneficial owner?

Record Holder.    You are a record holder of our common stock if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, our stock transfer agent.

Beneficial Owner.    You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, custodian, nominee or other record holder of our common stock and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I did not specify how my shares are to be voted?” for additional information.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 24,953,875 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote, and can I vote by telephone or through the internet?

You may vote in person at the annual meeting or you may vote by proxy. If your stock is registered in your own name, you may vote in person by attending the meeting, presenting a valid form of photo identification and delivering your completed proxy card in person. If your stock is not registered in your own name and you plan to attend the meeting and vote in person, you should contact your broker or agent in whose name your stock is registered to obtain a broker’s proxy and bring it to the meeting along with a valid form of photo identification. You may vote by proxy by signing, dating and mailing a proxy card. In addition, you may vote by telephone or through the internet by following the instructions below or those included in the Notice of Internet Availability of Proxy Materials.

To vote by telephone, if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in the proxy card or follow the instructions provided by your broker. For all holders of our common stock (whether record or beneficial), to vote through the internet, go to www.proxyvote.com and follow the steps on the secure website. You also may access the proxyvote website (www.proxyvote.com) or view our proxy materials by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Annual Meeting/Proxy” from the drop down menu.

If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate.

What if I do not specify how my shares are to be voted?

Record Holder.    If you are a record holder of our common stock and you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:

•	the election of the nominees for director named below under “ELECTION OF DIRECTORS;”

•	the non-binding advisory approval of our named executive officer compensation;

•	one (1) year for the frequency of the non-binding stockholder advisory vote on our named executive officer compensation;

•	the reapproval of the material terms of performance-based awards under our 2012 Omnibus Incentive Plan for purposes of complying with Section 162(m) of the Code; and

•	the ratification of the selection of our independent auditors.

Beneficial Owners.    If you are a beneficial owner and you do not provide the broker, bank, custodian, nominee or other record holder that holds your shares with voting instructions, such person will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, such person has the discretion to vote on routine matters such as the ratification of our independent auditors, but does not have discretion to vote on non-routine matters such as the election of a director, the non-binding stockholder advisory vote to approve our named executive officer compensation, the non-binding stockholder advisory vote to approve the frequency of the non-binding stockholder advisory vote on our named executive officer compensation and the reapproval of the material terms of performance-based awards under our 2012 Omnibus Incentive Plan for purposes of complying with Section 162(m) of the Code.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically via the internet or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

Our bylaws provide that director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the nominees for director with the most votes will be elected. However, our Corporate Governance Guidelines, which are available through our website, www.cabotcmp.com, provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote for such election. In this situation, our nominating and corporate governance committee then shall consider the resignation offer and recommend to our board of directors whether to accept it. The board of directors then will act on the nominating and corporate governance committee’s recommendation within ninety (90) days following certification of the stockholder vote for such election. Thereafter, the board of directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in the manner that we typically distribute press releases.

The non-binding stockholder advisory vote to approve our named executive officer compensation requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If the named executive officer compensation is not approved, then our compensation committee and our board of directors will meet following the annual meeting to consider the results of such non-binding stockholder advisory vote.

For the non-binding stockholder advisory vote on the frequency of the non-binding stockholder advisory vote on our named executive officer compensation — every three (3) years, every two (2) years or every (1) year — the alternative receiving the greatest number of votes will be the frequency that the stockholders approve. If the one (1) year frequency for the non-binding stockholder advisory vote on our named executive officer compensation does not receive the greatest number of votes, then our compensation committee and our board of directors will meet following the annual meeting to consider the results of such non-binding stockholder advisory vote.

The reapproval of the material terms of performance-based awards under our 2012 Omnibus Incentive Plan for purposes of complying with Section 162(m) of the Code requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If our 2012 Omnibus Incentive Plan is not so approved, then future tax deductions will be disallowed for certain executive compensation in excess of $1 million paid to our principal executive officer and each of our other three most highly compensated executive officers (other than our principal executive officer or our principal financial officer).

The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If our independent auditors are not ratified, then our audit committee and our board of directors will meet following the annual meeting to consider the results of such non-binding ratification vote.

Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, we have hired the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $9,000. We shall bear all costs of solicitation.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 13, 2017 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of the named executive officers in the Compensation Discussion and Analysis Section and the Summary Compensation Table included in this Proxy Statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Stock Ownership Table

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS:
1. BlackRock, Inc. 55 East 52nd Street New York, New York 10022	2,687,858	(2)	10.8%
2. The Vanguard Group, Inc. P.O. Box 2600 Valley Forge, Pennsylvania 19482	1,935,982	(3)	7.8%
3. Earnest Partners, LLC 1180 Peachtree Road, Suite 2300 N.E. Atlanta, Georgia 30309	1,386,010	(4)	5.6%

DIRECTORS AND EXECUTIVE OFFICERS:
David H. Li	106,320	(5)	*
William P. Noglows	298,915	(5)(6)	1.2%
Robert J. Birgeneau	43,467	(5)	*
Richard S. Hill	23,390	(5)	*
Barbara A. Klein	101,663	(5)	*
Susan M. Whitney	26,140	(5)	*
Geoffrey Wild	26,140	(5)	*
Steven V. Wilkinson	136,090	(5)	*
Bailing Xia	12,706	(5)	*
William S. Johnson	182,442	(5)	*
H. Carol Bernstein	101,184	(5)	*
Ananth Naman	67,378	(5)	*
Daniel D. Woodland	17,837	(5)	*
All directors and executive officers as a group (18 persons)	1,373,783	(7)	5.5%

*	= less than 1%
(1)

“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 13, 2017 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 24,953,875 shares of our common stock outstanding as of January 13, 2017.
(2)	Of the shares reported as beneficially owned, BlackRock, Inc. exercises (a) sole power to vote 2,634,248 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,687,858 shares, and (d) shared investment power over 0 shares. The total number of shares reported as beneficially owned is 2,687,858. The number of shares indicated is based on information reported in the Schedule 13G filed by BlackRock, Inc. on January 12, 2017.
(3)	Of the shares reported as beneficially owned, The Vanguard Group, Inc. exercises (a) sole power to vote 33,959 shares, (b) shared power to vote 3,700 shares, (c) no power to vote 1,898,323 shares, (d) sole investment power over 1,899,523 shares, and (e) shared investment power over 36,459 shares. The total number of shares reported as beneficially owned is 1,935,982. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by The Vanguard Group, Inc. on November 14, 2016.
(4)	Of the shares reported as beneficially owned, Earnest Partners, LLC exercises (a) sole power to vote 418,379 shares, (b) shared power to vote 185,847 shares, (c) no power to vote 781,784 shares, (d) sole investment power over 1,386,010 shares, and (e) shared investment power over 0 shares. The total number of shares reported as beneficially owned is 1,386,010. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by Earnest Partners, LLC on November 14, 2016.
(5)	Includes shares of our common stock that such person has the right to acquire pursuant to stock options granted pursuant to the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (“2000 Equity Incentive Plan”), and pursuant to the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (“2012 Omnibus Incentive Plan”), exercisable within 60 days of January 13, 2017, as follows:

Name	Upon Exercise Shares Issuable

Mr. Li	33,676

Mr. Noglows	152,138

Mr. Birgeneau	21,638

Mr. Hill	15,638

Ms. Klein	79,334

Ms. Whitney	19,388

Mr. Wild	19,388

Mr. Wilkinson	77,158

Mr. Xia	10,454

Mr. Johnson	99,337

Ms. Bernstein	43,350

Dr. Naman	43,602

Dr. Woodland	—

Also includes restricted shares of common stock awarded to such executive officer pursuant to the 2012 Omnibus Incentive Plan on December 3, 2013 and December 3, 2014, and restricted stock units awarded to such executive officer pursuant to the 2012 Omnibus Incentive Plan on December 3, 2015 and December 5,

2016, respectively, that are still subject to restrictions as of January 13, 2017, as set forth in the table below. On December 3, 2013 and December 3, 2014, as part of our annual equity incentive award program, we awarded restricted shares to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years and that may not be sold or transferred, other than to immediate family members as provided in the 2012 Omnibus Incentive Plan. On December 3, 2015 and December 5, 2016, as part of our annual equity incentive award program, we awarded restricted stock units to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years. On January 2, 2015, as part of Mr. Li’s appointment as our President and Chief Executive Officer, we awarded 14,700 restricted shares to Mr. Li with restrictions that lapse in equal increments upon each anniversary of the award over four years. On January 2, 2015, related to the leadership transition, we awarded 22,222 restricted shares to Mr. Johnson with restrictions that lapse in equal increments upon each anniversary of the award over four years. The outstanding restricted stock awards are eligible to receive dividends and have voting rights. The outstanding restricted stock unit awards have the same economic value as shares of common stock, are eligible to receive dividend equivalents and may not be voted, sold or transferred, other than to immediate family members as provided in the 2012 Omnibus Incentive Plan.

	Equity Incentive Program Restricted Shares and Restricted Stock Units
Name	12/03/13	12/03/14	1/02/15	12/03/15	12/05/16

Mr. Li	1,475	2,600	7,350	16,500	19,000

Mr. Johnson	2,125	3,550	11,111	6,300	9,700

Ms. Bernstein	1,500	2,400	—	4,725	8,900

Dr. Naman	1,650	3,050	—	4,500	8,200

Dr. Woodland	520	780	—	4,500	8,900

Also includes restricted stock units awarded to such non-employee director pursuant to the 2012 Omnibus Incentive Plan that are still subject to restrictions as of January 13, 2017, as set forth in the table below. For annual equity awards to non-employee directors, restricted stock units are currently awarded with restrictions that lapse in full upon the first anniversary of the award. Initial equity awards of restricted stock units to non-employee directors are currently made with restrictions that lapse in equal annual increments over four years beginning on the first anniversary of the award. Outstanding restricted stock unit awards have the same economic value as shares of common stock, are eligible to receive dividend equivalents and may not be voted, sold or transferred, other than to immediate family members as provided in the plan.

Name	Non-Employee Director Restricted Stock Units
Mr. Noglows	2,252
Mr. Birgeneau	2,252
Mr. Hill	2,252
Ms. Klein	2,252
Ms. Whitney	3,502
Mr. Wild	3,502
Mr. Wilkinson	2,252
Mr. Xia	2,252

Also includes 16,641 phantom shares of our common stock that Mr. Wilkinson has the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 13, 2017. As of January 1, 2008, Mr. Wilkinson elected to cease deferral of his compensation pursuant to the Directors’ Deferred Compensation Plan. No other non-employee director currently participates in the Directors’ Deferred Compensation Plan.

(6)	Includes 58,949 shares of our common stock held in trust for the benefit of Mr. Noglows’ spouse, over which Mr. Noglows has no voting or investment power or ownership control.
(7)	Includes all individuals who were directors and executive officers as of January 13, 2017, and does not include individuals who ceased to be executive officers prior to such date, except for Mr. Noglows, who is a director. Includes 753,287 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 13, 2017, 182,323 restricted shares of our common stock or restricted stock units held by our executive officers still subject to restrictions as of January 13, 2017 (which include shares subject to restrictions or conditions pursuant to our Deposit Share Program), and 16,641 phantom shares of our common stock that Mr. Wilkinson has the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 13, 2017. Does not include 1,202 restricted covered appreciation rights and 444 restricted covered units to which a non-U.S. executive officer who is not a named executive officer has the right to receive a cash payment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for fiscal year 2016.

ELECTION OF DIRECTORS

Our board of directors is currently comprised of nine directors. The board of directors is divided into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2019; Class II, whose terms will expire at the upcoming annual meeting of stockholders; and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2018. Mr. Hill and Ms. Whitney are currently in Class I, Messrs. Birgeneau, Wild, Wilkinson and Xia are currently in Class II, and Messrs. Li and Noglows and Ms. Klein are currently in Class III. Messrs. Birgeneau, Wilkinson and Xia have decided not to stand for re-election when their terms expire at the upcoming annual meeting of stockholders, and therefore each will cease to be a member of the board of directors as of such time. Mr. Reilly, as described below, is a nominee for Class II. Thus, as of the annual meeting, the board of directors will be comprised of seven directors, with two directors in Class II. We thank Messrs. Birgeneau, Wilkinson and Xia for their many years of distinguished service to our company and wish them well.

Our board of directors regularly reviews its own composition, and considers and plans for an orderly transition of the board, including with respect to planning for potential retirements and with respect to identifying potential candidates for service as new directors. As part of this process, the board of directors routinely evaluates the need for board refreshment and focuses on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the shaping of the future of the company. The board of directors believes it has made considerable strides towards these goals over the past two years. Underscoring these refreshment efforts, the board of directors has refreshed approximately 73% of its directors since 2015. Mr. Li joined the board of directors in January 2015 in connection with his appointment as the company’s president and chief executive officer. The company also added two new independent directors, Ms. Whitney in April 2015 and Mr. Wild in September 2015, and has nominated Mr. Reilly for election at the upcoming annual meeting of stockholders in 2017. The board of directors believes all of these individuals have the relevant experience and expertise to complement that of our other directors and to further contribute to the board’s ongoing guidance of our company, and has transitioned through the retirement of six long-serving directors, including Messrs. Birgeneau, Wilkinson and Xia, who will conclude their service at the upcoming annual meeting. Over time, our board of directors expects to continue to focus on board refreshment and this transition process to inject relevant expertise, new skill sets, and diverse perspectives.

At each annual meeting of stockholders, directors for the class of which term expires at the annual meeting will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors, and that the board of directors may increase or decrease the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

The board of directors has nominated and urges you to vote “FOR” the election of the nominees named below for a term of office ending in 2020.

In the event the nominees are not available to serve for any reason when the election occurs, the proxies may be voted for any substitute nominees. Our board of directors has no reason to believe that the nominees will not be candidates or, if elected, will be unable or unwilling to serve as directors. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

Our board of directors recommends that you vote “FOR” the election to the board of the nominees named below.

Nominees for Director for a term that expires in 2020:

Paul J. Reilly, 60, is executive vice president of Arrow Electronics, Inc., and will retire from all positions at Arrow on January 30, 2017. He served as executive vice president, finance and operations, and chief financial officer from 2001 through May 2016, and head of global operations from 2009 through May 2016. Prior to joining Arrow in 1991, Mr. Reilly was a certified public accountant in the business assurance practice of the New York office of KPMG Peat Marwick. Mr. Reilly also serves as a director of Assurant, Inc.. He has a bachelor’s degree in accounting from St. John’s University. Based upon Mr. Reilly’s management and director experience and his accounting and finance background discussed above, the board has concluded Mr. Reilly should serve as a director of our company.

Geoffrey Wild, 60, was elected a director of our company in September 2015. Mr. Wild served as the Chief Executive Officer of AZ Electronic Materials from January 2010 until April 2015. Prior to that, he was President and Chief Executive Officer of Cascade Microtech, Inc. Previously, he served as Chief Executive Officer of Nikon Precision, Inc. Mr. Wild also serves as a director of Materion Corporation , and served as a director of Axcelis Technologies, Inc. from 2006 to 2011. He received his B.S. in chemistry from the University of Bath, UK. Based upon Mr. Wild’s management and director experience and his technical background discussed above, the board has concluded Mr. Wild should serve as a director of our company.

Directors whose terms continue until 2018:

Barbara A. Klein, 62, was elected a director of our company in April 2008. Ms. Klein also is a director of Ingredion, Inc. She retired in May 2008 as the Senior Vice President and Chief Financial Officer of CDW Corporation. Prior to that, Ms. Klein held a variety of senior finance positions including Vice President and Chief Financial Officer of Dean Foods Company, Vice President and Corporate Controller of Ameritech Corporation, and Vice President and Corporate Controller of Pillsbury Co. She is a certified public accountant. Ms. Klein received a B.S. in accounting and finance from Marquette University, and an M.B.A. from Loyola University. Based upon Ms. Klein’s management and director experience and her accounting and finance background discussed above, the board has concluded Ms. Klein should serve as a director of our company.

David H. Li, 44, was elected a director of our company in January 2015. Mr. Li has served as our President and Chief Executive Officer since January 2015. From June, 2008 through December 2014, Mr. Li served as our Vice President of the Asia Pacific Region. Prior to that role, Mr. Li served in various leadership roles, including as our Managing Director of China and Korea, and our Global Business Director for Tungsten and Advanced Dielectrics. Prior to that, he held a variety of leadership positions in operations, sourcing and investor relations since joining us in 1998. Mr. Li received a B.S. in chemical engineering from Purdue University and an M.B.A.

from Northwestern University. Based upon Mr. Li’s management experience, his knowledge of our company, its operations and customers, his knowledge of the chemical and semiconductor industries, and his Asia-focused, cross-border business experience, the board has concluded Mr. Li should serve as a director of our company.

William P. Noglows, 58, has served as our Chairman since 2003 and our President and Chief Executive Officer from November 2003 through December 2014. Mr. Noglows also is a director of Aspen Aerogels, Inc. and Littlefuse, Inc. From 1984 through 2003, he served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While there, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application, which is the core of our business. Mr. Noglows had previously served as a director of our company from December 1999 until April 2002. Mr. Noglows received his B.S. in chemical engineering from the Georgia Institute of Technology. Based upon Mr. Noglows’ management experience, his knowledge of our company and its operations, and his knowledge of the chemical and semiconductor industries, the board has concluded Mr. Noglows should serve as a director of our company.

Directors whose terms continue until 2019:

Richard S. Hill, 65, was elected a director of our company in June 2012. Mr. Hill retired as the Chairman and Chief Executive Officer of Novellus Systems, Inc. in June 2012 after serving in these positions since 1996, and since 1993 as CEO upon his joining Novellus. Prior to leading Novellus, Mr. Hill held various senior leadership and management positions with Tektronix, Inc., General Electric, Inc., Motorola, Inc., and Hughes Aircraft, Inc. Mr. Hill also serves as a director of Arrow Electronics, Inc., Tessera Technologies, Inc., Marvell Technology Group Ltd., Autodesk, Inc., and Yahoo! Inc.; it has been publicly disclosed that he will cease to serve as a director of Yahoo upon the closing of its transaction with Verizon, Inc. He received a B.S. in bioengineering from the University of Illinois and a M.B.A. from Syracuse University. Based upon Mr. Hill’s management and director experience and his technical background discussed above, the board has concluded Mr. Hill should serve as a director of our company.

Susan M. Whitney, 66, was elected a director of our company in April 2015. Ms. Whitney, a 35-year veteran of the IBM Corporation, retired as the General Manager of IBM System X in 2007 after leading the IBM Server Group, and directing IBM’s global x86-based server division. Prior to that, she served in numerous executive leadership roles, including marketing and sales responsibilities for the IBM Asia Pacific and IBM Midwest organizations. Ms. Whitney also serves as a director of the College of Mt. St. Vincent, and served as a director of LSI Logic Corporation prior to its acquisition by Avago Technologies, Ltd. in 2014. She received her B.A. in mathematics and economics from the College of Mt. St. Vincent. Based upon Ms. Whitney’s management and director experience and her background in technology companies discussed above, the board has concluded Ms. Whitney should serve as a director of our company.

BOARD STRUCTURE AND COMPENSATION

Board of Directors and Board Committees

Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website, www.cabotcmp.com, along with other corporate governance materials, such as board of directors’ committee charters and our Code of Business Conduct. Pursuant to the Corporate Governance Guidelines, committee charters and other corporate governance materials and practices, our board of directors and audit committee periodically review and provide oversight of the management of various risk factors that are relevant to our company. Our board of directors also reviews annually the functioning of the board. During fiscal year 2016, our board of directors held 15 meetings and took action by written consent once. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he or she served during fiscal year 2016, and all continuing directors attended our annual meeting of stockholders in fiscal year 2016. Since the end of fiscal year 2016, the board of directors has met twice and has taken action by written consent once. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

Independent Directors and Leadership Structure.    The board of directors has determined that seven of our nine current directors, including Messrs. Hill and Wild, and Ms. Klein and Whitney, all of whom intend to continue their service on the board of directors, are “independent” directors as defined in Rule 4200 of the National Association of Securities Dealers Automated Quotation (“NASDAQ”) Marketplace Rules and as defined in applicable rules by the SEC. In addition, the board of directors has determined that Mr. Reilly also would be an independent director as so defined. Messrs. Birgeneau, Wilkinson and Xia will cease to be members of the board of directors following the upcoming annual meeting of stockholders, and assuming Mr. Reilly’s election and Mr. Wild’s re-election, the size of the board will be reduced accordingly to seven directors. In making its determinations of independence, in addition to consideration of the relevant SEC and NASDAQ rules (according to which the definition of “independent director” is set forth in our Corporate Governance Guidelines), the board of directors considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our company’s customers, suppliers or advisors. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. As provided in our Corporate Governance Guidelines, the Chairman of the nominating and governance committee, Mr. Hill, serves as chairman of the meetings of the independent directors in executive session and performs other responsibilities of a lead director such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Mr. Noglows is the Chairman of the board of directors and prior to January 1, 2015, also was the President and Chief Executive Officer of our company. Effective January 1, 2015, Mr. Li became our President and Chief Executive Officer, and Mr. Noglows continued as Chairman of the Board in an Executive capacity; since January 1, 2016, he has served in a non-Executive capacity. Thus, from and after January 1, 2015, our company has had a separate Chairman of the Board of directors (Mr. Noglows) and a separate President and Chief Executive Officer (Mr. Li), an approach that our board believes has provided a smooth leadership transition and structure for our company. Stockholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. During fiscal year 2016, our independent directors met in executive session thirteen times. Since fiscal year end, our independent directors have met in executive session once.

Audit Committee.    The functions of the audit committee include selecting, appointing, retaining, compensating and overseeing our independent auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, and reviewing the adequacy of our internal control procedures, including the internal audit function. The members of the audit committee are currently Messrs. Hill and Wilkinson, Ms. Klein (Chair) and Ms. Whitney. Mr. Wilkinson will cease to be a member when he ceases to be a director as of the upcoming annual meeting. Each of these audit committee members during fiscal year 2016 and currently:

•	is an “independent” director as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules;

•	meets the criteria for independence as required by applicable rules adopted by the SEC;

•	has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

•	is able to read and understand fundamental financial statements.

Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Ms. Klein, the Chair of the audit committee, as such Audit Committee Financial Expert. As previously stated, Ms. Klein is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cabotcmp.com. A current copy of the procedures for the pre-approval of services provided by our independent auditors is attached to this proxy statement as Appendix B. As set forth in the audit committee charter, the audit committee is also responsible for the review and approval of any related party transaction in advance of the company entering into any such transaction; since April 2002, we have not been engaged in any related party transactions and none have been proposed to the audit committee for consideration. The audit committee met eight times during fiscal year 2016 and did not take action by written consent, and has met two times since fiscal year end with respect to the audit of our fiscal year 2016 financial statements and related matters, and has not taken action by written consent. In fulfillment of the audit committee’s responsibilities for fiscal year 2016, Ms. Klein, the audit committee Chair, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Ms. Klein and other members of the audit committee also reviewed quarterly earnings announcements and related matters before we released them.

Compensation Committee.    The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, monitoring the administration of our employee benefit plans, authorizing and ratifying stock option grants, restricted stock and restricted stock unit awards, other equity awards and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Also, our vice president of human resources and her staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive compensation as directed by the compensation committee. Our vice president of human resources and human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers.

The compensation committee has engaged the services of an independent compensation consultant, W.T. Haigh & Company, Inc. (“W.T. Haigh”), which reports directly to the committee. The consultant has been engaged to advise the compensation committee on executive compensation and equity incentive matters and trends and to perform benchmark comparison analysis of compensation practices of peer companies. From time to time, and as part of the compensation committee’s ongoing and annual reviews of executive officer compensation matters, the consultant recommends specific ranges of compensation for our executive officers, including our named executive officers, based on information provided by the committee regarding different performance scenarios and desired positioning with respect to market compensation ranges. The consultant also advises the nominating and corporate governance committee on non-employee director compensation matters. The consultant provides no other services to our company. The compensation committee also has reviewed the independence of the consultant in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that the consultant’s work for the committee and for the nominating and corporate governance committee is independent and does not raise any conflict of interest.

The members of the compensation committee are currently Messrs. Birgeneau, Wild and Xia, and Ms. Whitney (Chair), each of whom was during fiscal year 2016 and is now an “independent” director as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and as defined in applicable rules adopted by the SEC. Messrs. Birgeneau and Xia will cease to be members when each ceases to be a director as of the upcoming annual meeting. Further, the members of the compensation committee each satisfy the enhanced eligibility requirements applicable to compensation committee members of listed companies set forth in NASDAQ listing standards. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter (including under NASDAQ listing standards) on an annual basis. The compensation committee met six times during fiscal year 2016 and took action by written consent once, and has met two times since the fiscal year end with respect to 2016 annual bonuses, salary increases, stock option grants and restricted stock unit awards, and other matters, and has not taken action by written consent.

Nominating and Corporate Governance Committee.    The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our non-employee directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are currently Messrs. Hill (Chair), Wild and Wilkinson, and Ms. Klein, each of whom was during fiscal year 2016 and is now an “independent” director as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and as defined in applicable rules adopted by the SEC. Mr. Wilkinson will cease to be a member when he ceases to be a director as of the upcoming annual meeting. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and NASDAQ listing requirements, a current copy of which is available on our website, www.cabotcmp.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met three times during fiscal year 2016, did not take action by written consent, and has met twice since fiscal year end and has not taken action by written consent. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class II director nominees to the board of directors, subject to stockholder approval, as discussed in “ELECTION OF DIRECTORS,” above.

Criteria for Nominating Directors

The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

In fiscal year 2016, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises, given the important role our directors play in guiding our strategic direction and overseeing the management of our company.

Board candidates are selected based upon various criteria including their character and reputation, relevant business experience and acumen, and relevant educational background. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic, cultural, experiential and other forms of diversity. The nominating and corporate governance committee and board of directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director’s past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

Compensation of Directors

The following table shows information concerning the compensation that the company’s non-employee directors earned during the last completed fiscal year ended September 30, 2016. A director who is also our employee receives no additional compensation for his or her services as a director. Because during the first quarter of fiscal year 2016, Mr. Noglows was an employee of our company while serving as Executive Chairman, Mr. Noglows did not participate in the non-employee director compensation program until he became a non-employee director as of January 1, 2016, and his compensation for the period in fiscal year 2016 from October 1, 2015 through December 31, 2015 is not included in the following table. Mr. Noglows began participating in the non-employee director compensation program on January 1, 2016 when he transitioned to serving as our non-Executive Chairman.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	All Other Compensation ($)	Total ($)
William P. Noglows	90,275	88,481	87,263	1,556	267,575
Robert J. Birgeneau	81,319	88,481	87,263	2,622	259,685
H. Laurance Fuller[3]	41,497	—	—	—	41,497
Richard S. Hill	107,404	88,481	87,263	418	283,566
Barbara A. Klein	111,745	88,481	87,263	596	288,085
Edward J. Mooney[3]	30,577	—	—	605	31,182
Susan M. Whitney	100,893	88,481	87,263	—	276,637
Geoffrey Wild	85,659	88,481	87,263	—	261,403
Steven V. Wilkinson	86,745	88,481	87,263	601	263,090
Bailing Xia	81,319	88,481	87,263	—	257,063

[1]

Includes an annual retainer fee and committee fee, earned quarterly, and, as applicable, committee chairperson annual retainer fees, earned annually, and committee membership fees (which were eliminated as of March 2016), each as discussed in more detail below. Dollar amounts are comprised as follows:

Name	Annual Retainer Fee	Committee Chair Fee	Non-Executive Board Chair Fee	Committee Membership Fees
Mr. Noglows	$61,978	—	$28,297	—
Mr. Birgeneau	$76,978	—	—	$4,341
Mr. Fuller*	$26,209	$6,552	—	$8,736
Mr. Hill**	$76,978	$20,659	—	$9,767
Ms. Klein***	$76,978	$25,000	—	$9,767
Mr. Mooney	$26,209	—	—	$4,368
Ms. Whitney	$76,978	$14,148	—	$9,767
Mr. Wild	$76,978	—	—	$8,681
Mr. Wilkinson	$76,978	—	—	$9,767
Mr. Xia	$76,978	—	—	$4,341

*	Compensation committee chairman until the expiration of his term on the board of directors as of the 2016 annual meeting of stockholders in March 2016

**	Nominating and corporate governance committee chairman

***	Audit committee chair

[2]

The amounts in the column headed “Stock Awards” represent the aggregate award date fair value of awards made in fiscal year 2016 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“ASC 718”). For these restricted stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. The actual value realized by a non-employee director related to restricted stock unit awards will depend on the market value of our common stock on the date the underlying stock is sold following vesting of the awards.

The amounts in the column headed “Option Awards” represent the aggregate grant date fair value of grants in fiscal year 2016 computed in accordance with ASC 718 (see Note 13 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2016 for a description of the assumptions used in that computation). The actual value realized by a non-employee director related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

The award date fair market value computed in accordance with ASC 718, excluding the impact of estimated forfeitures for service-based vesting conditions, of each “Stock Award” awarded to our non-employee directors during fiscal year 2016 is as follows:

Name	Award Date	Number of Restricted Stock Units	Award Date Fair Value ($)
Mr. Noglows	3/8/16	2,252	88,481
Mr. Birgeneau	3/8/16	2,252	88,481
Mr. Fuller	—	—	—
Mr. Hill	3/8/16	2,252	88,481
Ms. Klein	3/8/16	2,252	88,481
Mr. Mooney	—	—	—
Ms. Whitney	3/8/16	2,252	88,481
Mr. Wild	3/8/16	2,252	88,481
Mr. Wilkinson	3/8/16	2,252	88,481
Mr. Xia	3/8/16	2,252	88,481

The grant date fair market value computed in accordance with ASC 718 (such amount is included in the amounts under “Option Awards” in the 2016 Director Compensation Table), and the grant date fair market value computed in accordance with ASC718, excluding the impact of estimated forfeitures for service-based vesting conditions, of each “Option Award” granted to our non-employee directors during fiscal year 2016 is as follows:

Name	Grant Date	Number of Options	Grant Date Fair Value ($)
Mr. Noglows	3/8/16	9,638	87,263
Mr. Birgeneau	3/8/16	9,638	87,263
Mr. Fuller	—	—	—
Mr. Hill	3/8/16	9,638	87,263
Ms. Klein	3/8/16	9,638	87,263
Mr. Mooney	—	—	—
Ms. Whitney	3/8/16	9,638	87,263
Mr. Wild	3/8/16	9,638	87,263
Mr. Wilkinson	3/8/16	9,638	87,263
Mr. Xia	3/8/16	9,638	87,263

During fiscal year 2016, no awards to any of our non-employee or other directors were modified or cancelled (forfeited).

The aggregate number of stock awards and the aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2016 are as follows:

	Aggregate Number of Awards Outstanding as of September 30, 2016
Name	Stock Awards*	Option Awards
Mr. Noglows	2,252	250,134
Mr. Birgeneau	2,252	27,638
Mr. Fuller	—	41,408
Mr. Hill	2,252	15,638
Ms. Klein	2,252	79,334
Mr. Mooney	—	58,816
Ms. Whitney	3,502	23,138
Mr. Wild	3,502	23,138
Mr. Wilkinson	2,252	77,158
Mr. Xia	2,252	68,454

*	Restricted Stock Units.

Our non-employee directors received an aggregate of 77,104 stock options and 18,016 restricted stock units in fiscal year 2016.

[3]	Messrs. Fuller’s and Mooney’s terms expired at the 2016 annual meeting of stockholders in March 2016.

As provided in our Corporate Governance Guidelines and the nominating and corporate governance committee charter, the nominating and corporate governance committee is responsible for reviewing and recommending to the board of directors compensation (cash and equity) for non-employee directors. The committee does this through review of director compensation benchmark information and analysis and recommendation provided by W.T. Haigh, independent non-employee director compensation consultant to the committee.

As previously disclosed, following the close of fiscal year 2015 and as a result of the nominating and corporate governance committee’s review in November 2015 of the independent compensation consultant’s analysis, the board of directors, upon the recommendation of the nominating and corporate governance committee, approved certain changes to the compensation program for non-employee directors, which became effective as of March 2016 at the time of our 2016 annual meeting, as described in the director compensation program summary table below, with the objective of continuing to enhance our company’s ability to attract high caliber and experienced individuals to serve as directors. Prior to March 2016, compensation for our non-employee directors had not changed since 2010. As of March 2016, non-employee directors became eligible for the following compensation:

Description of Director Compensation, Effective March 2016	Amount/Value
Annual Retainer Fee(1)	$90,000
Committee Chair Annual Retainer Fees(1):
Audit committee chairperson	$25,000
Compensation committee chairperson	$25,000
Nominating and corporate governance committee chairperson	$25,000
No Standing Committee or Board Meeting Fees(2)	X
Non-Executive Board Chair Fee(3)	$50,000
Annual Non-qualified Stock Option Grant(4)	$90,000
Annual Restricted Stock Unit Award(4)	$90,000
Initial Non-qualified Stock Option Grant(5)	N/A
Initial Restricted Stock Unit Award(5)	$90,000

(1)	Paid quarterly beginning with the quarter end following each the effective date of appointment, and subsequently, beginning with the quarter end following our annual meeting. As of March 2016, Committee Membership Fees were eliminated (are now included in Annual Retainer Fee), and compensation committee and nominating and corporate governance committee Chair Annual Retainer Fees were made equivalent to audit committee Chair Annual Retainer Fee.

(2)	To the extent a special committee is established by board of directors to address a unique matter, a committee meeting fee of $1,500 will be provided.

(3)	If a non-executive serves as Chair of the Board, he or she will receive a retainer amount in addition to the annual retainer fee. This was new as of March 2016.

(4)	Made at the time of our annual meeting (or initial appointment to the board of directors), with 100% vesting occurring on the first anniversary of the grant/award date. All equity awards made under our 2012 Omnibus Incentive Plan are subject to a per-participant annual limit. As of March 2016, we began granting a fixed dollar value in lieu of a fixed number of units, still made at the time of our annual meeting (or at the time of initial appointment to the board of directors, now provided only on a pro-rata basis according to the number of days left until the subsequent annual meeting from the initial date of election), with 100% vesting occurring on the first anniversary of the grant/award date. Number of units are calculated consistent with methodology used to calculate employee awards, using multiple-day average stock price in advance of award date (annual meeting), and Black-Scholes value of option grants, as applicable.

(5)	As of March 2016, we eliminated initial non-qualified stock option grants and began providing only initial restricted stock unit awards provided, based on a fixed dollar value (in lieu of a fixed number of units) and reduced compared to prior years. Vesting now occurs 25% per year on the first four anniversaries of the award date (whereas previously, 25% of the initial award vested on the award date).

Upon a non-employee director’s termination of service as a director of the company for reason of Death, Disability or a Change in Control, as defined in the 2012 Omnibus Incentive Plan and/or an award agreement, the grant or award will be fully vested. In addition, if at the time of termination of service for any reason other than by reason of Cause, Death, Disability or a Change in Control, as defined in the 2012 Omnibus Incentive Plan and/or an award agreement, the non-employee director has completed at least two full terms as a director, as defined in our bylaws, the grant or award will be fully vested.

Under our Directors’ Cash Compensation Umbrella Program, which only applies to non-employee directors and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his or her compensation either in cash, in fully vested restricted stock under our 2012 Omnibus Incentive Plan (and formerly under our 2000 Equity Incentive Plan) (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors’ Deferred Compensation Plan, as amended September 23, 2008, which first became effective in March 2001, and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 25, 2008. At present, non-employee directors receive their annual retainer and committee chair fees on a quarterly basis. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings. Non-employee directors are not eligible for any other compensation arrangement.

Prior to January 1, 2008, Messrs. Fuller, Mooney, and Wilkinson each had elected to defer his compensation to future periods under the Directors’ Deferred Compensation Plan. Mr. Wilkinson, as of January 1, 2008, and Mr. Mooney, as of January 1, 2009, each elected to no longer defer his compensation under the plan. Other than Mr. Wilkinson, no other non-employee directors defer their compensation under the plan. Under the Directors’ Deferred Compensation Plan, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors’ Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of September 30, 2016 and January 13, 2017, an aggregate of approximately $417,935 of directors’ compensation was deferred under the plan.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the compensation committee are or have been our employees.

FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Auditors

During fiscal years 2016 and 2015, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is attached to this proxy statement as Appendix B and also is available on our web-site, www.cabotcmp.com. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended September 30, 2016, and September 30, 2015, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Fees	Fiscal Year Ended September 30, 2016 ($)	Fiscal Year Ended September 30, 2015 ($)
Audit Fees(1)	2,058,164	2,037,812
Audit-Related Fees(2)	93,000	—
Tax Fees(3)	123,843	247,100
All Other Fees(4)	4,500	4,500

Total	2,279,507	2,289,412

(1)	Audit Fees include fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and internal control over financial reporting and review of financial statements included in our Form 10-Q and for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees include assurance and related services traditionally performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported under the “Audit Fee” heading, including any employee benefit plan audits, due diligence related to mergers and acquisitions, due diligence and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. For fiscal year 2016, PricewaterhouseCoopers LLP provided certain accounting consultation services considered Audit-Related Services to us in the amount of $93,000. For fiscal year 2015, PricewaterhouseCoopers LLP did not provide any Audit-Related Services to us.

(3)	Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP’s and its foreign affiliates’ tax divisions except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, and claims for refund. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities. For fiscal year 2016, out of Tax Fees of $123,843, $39,065 was for tax compliance services. For fiscal year 2015, out of Tax Fees of $247,100, $58,197 was for tax compliance services.

(4)	All Other Fees include fees for fiscal years 2016 and 2015 for access to on-line accounting research software tools.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant Securities and Exchange Commission (“SEC”) rules, and has designated Ms. Klein, the Chair of the committee, as such Audit Committee Financial Expert.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2016 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 16 (Communications with Audit Committees), which as of December 31, 2016 is referred to as AS No. 1301, and which include, among other things:

•	methods used to account for any significant and unusual transactions;

•	the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent auditors the issue of the independent auditors’ independence from the company and management. In addition, in accordance with the SEC’s auditor independence requirements, the audit committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Respectfully submitted by the audit committee,

Richard S. Hill

Barbara A. Klein, Chair

Susan M. Whitney

Steven V. Wilkinson

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze our executive officer compensation program and how we compensated each of our named executive officers identified in the following table in fiscal year 2016. The individuals listed below include our chief executive officer, chief financial officer and our three other most highly compensated executive officers based on total compensation.

Name	Title
David H. Li	President and Chief Executive Officer
William S. Johnson	Executive Vice President and Chief Financial Officer
H. Carol Bernstein	Vice President, Secretary and General Counsel
Ananth Naman	Vice President and Chief Technology Officer
Daniel D. Woodland	Vice President, Marketing

Fiscal Year 2016 Executive Compensation Summary

Our executive compensation program is structured to align our named executive officers’ interests with those of our stockholders, by linking compensation to business objectives and performance, and to attract and retain talented executives. In general, our executive officers, including David H. Li, our President and Chief Executive Officer, and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same terms as those available to all of our employees. Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The key elements of our executive compensation program are base salary, annual cash bonuses and long-term equity incentives. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers. The compensation committee targets compensation levels that take into account current market practices and believes that offering market-comparable pay opportunities allows our company to maintain a successful and stable executive team.

Our company delivered strong results in fiscal year 2016, despite a challenging industry environment in the first half of our fiscal year, reflecting the efforts of our global workforce, led by Mr. Li and our other executive officers, including our named executive officers.

Highlights for the year included: revenue of $430 million, which was 3.9% higher than in fiscal 2015; net income of $59.8 million and record diluted earnings per share of $2.43, which represented increases of 6.6% and 7.5%, respectively, compared to fiscal year 2015 and the second consecutive year of record levels; another year of record annual revenue from sales of our slurries for polishing tungsten, which grew 3.7% from fiscal year 2015; record annual revenue from sales of our polishing pads, which represented an increase of 62% compared to fiscal year 2015, fueled by our acquisition of NexPlanar Corporation early in the fiscal year; we continued the broad transformation of our dielectrics slurry product area, as we advanced the commercialization of a new family of much higher performing solutions; a gross profit margin of 48.8% of revenue, which included NexPlanar amortization expense and acquisition-related costs. In addition, in January 2016, we announced the initiation of a regular quarterly cash dividend program, and have declared approximately $18 million to our stockholders to date pursuant to it. Further, as noted, during the fiscal year, we completed and successfully integrated our acquisition of NexPlanar Corporation, a U.S.-based company that specialized in chemical mechanical planarization (CMP) pad solutions for advanced applications within the semiconductor industry, and funded the approximately $142.3 million acquisition from our available cash balance. For the fiscal year, we continued to demonstrate our strong cash flow model, and generated cash flow from operations of approximately $95.2 million; our balance sheet reflected a cash balance of approximately $288 million at the end of the fiscal year, with total debt outstanding of approximately $155 million.

The compensation committee of our board of directors established aggressive performance goals for our company for fiscal year 2016. The company’s performance for two out of three performance goals — gross profit margin (expressed as a percentage of revenue) and operating income (expressed as a percentage of revenue) —was above threshold level. The company did not meet its third performance goal of revenue. As described in greater detail below, based on the methodology for determining awards under our Short-Term Incentive Program, because of our company’s overall performance with respect to our fiscal year 2016 performance goals, our employees earned annual cash bonuses under the Short-Term Incentive Program that were significantly smaller than in fiscal year 2015, in which we had overall stronger performance against goals and in most areas had met our annual performance goals. Using a similar methodology, the compensation committee, in evaluating the performance of our company in fiscal year 2016 against our fiscal year 2016 performance goals, determined awards to be made under the Short-Term Incentive Program to our executive officers, including Mr. Li and our other named executive officers, which resulted in significantly smaller annual cash bonuses being earned by them as compared with fiscal year 2015. Following the end of fiscal year 2016, the compensation committee awarded annual long term equity incentives under our 2012 Omnibus Incentive Plan that reflected a methodology and terms and conditions generally consistent with annual award cycles of the past few years, with values again aligned with the target range for comparable benchmark positions, as described more fully below. With respect to base salaries, following the end of fiscal year 2015, continuing the general trend over the prior three years of slight to modest increases to the base salaries of our named executive officers awarded by the compensation committee consistent with the company’s strategy to maintain base salaries in line with market comparables, for 2016, in consideration of market comparables, the compensation committee awarded Mr. Li a base salary increase of 9.1%; his resulting base salary was below the 50th percentile as compared to market comparables. The compensation committee awarded Mr. Johnson, Dr. Naman and Dr. Woodland base salary increases of 4%, 3% and 3%, respectively; the committee did not award any increase to Ms. Bernstein’s base salary, in consideration of market comparables. Following the end of fiscal year 2016, for 2017, in consideration of market comparables, the compensation committee awarded Mr. Li a base salary increase of 5%; his resulting base salary continues to be below the 50th percentile as compared to market comparables. The compensation committee awarded Mr. Johnson, Ms. Bernstein, Dr. Naman and Dr. Woodland base salary increases of 3%, 5%, 3% and 14.8%, respectively. Dr. Woodland’s base salary was increased for 2017 in consideration of market comparables and to reflect the growth of his responsibilities following the first year of his transition from a non-executive officer position to an executive officer role.

In November 2016, the compensation committee established performance goals for our company for fiscal year 2017.

Overview

General.    Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers, including determining awards under and administering the 2012 Omnibus Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive officer compensation programs and plans that we may adopt from time to time. During, and for, fiscal year 2016, the compensation committee made all decisions pertaining to the compensation of our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Although our chief executive officer evaluates the performance of our other executive officers, including the named executive officers, discusses the compensation and mix and forms of compensation of the other executive officers with the compensation committee’s independent compensation consultant and with the committee, and makes recommendations to the committee with respect to the compensation of the other executive officers, the committee makes all final decisions regarding the executive officers’ compensation. Also, our vice president of human resources and her human resources staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive officer compensation, and discuss such matters with the committee’s independent compensation consultant, as directed by the compensation committee. Our vice president of human resources and her human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers, and are not present for voting or deliberation on, any such matters.

As part of its responsibilities pursuant to its charter, the compensation committee also authorizes and reviews the non-binding stockholder advisory vote to approve our named executive officer compensation, as described in our proxy statement. At our 2016 annual meeting of stockholders, our stockholders approved the company’s named executive officer compensation, as described in our 2016 proxy statement, with approximately 92% of the votes cast in favor of the matter. Our compensation committee and our board of directors met following the 2016 annual meeting to consider the results of such non-binding stockholder advisory vote and made no changes to the company’s executive compensation program as a result of such vote. The compensation committee has determined that the non-binding stockholder advisory vote to approve our named executive officer compensation should be submitted to our stockholders for approval annually, and has authorized and reviewed the non-binding stockholder advisory vote on such frequency.

Compensation Policy and Overall Objectives.    In determining the amount and composition of executive officer compensation, the committee’s goal is to provide compensation that will enable us to:

•	attract and retain talented executives,

•	align compensation with business objectives and performance, and

•	link the interests of our executive officers to the interests of our stockholders.

In general, executive officers, including our President and Chief Executive Officer and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same terms as those available to all of our employees. For example, the terms and conditions of our annual equity incentive awards under the 2012 Omnibus Incentive Plan and its predecessor, the 2000 Equity Incentive Plan, are the same for our executive officers as they are for our other employees. Similarly, the health and welfare benefit programs are the same for all of our employees, including our named executive officers and other executive officers; all executive officers participate in the same Employee Stock Purchase Plan, tax-qualified savings plan (the “401(k) Plan”) and non-qualified supplemental savings plan (the “Supplemental Plan”), according to the same terms, as all of our employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and an employment agreement with Mr. Li, all of which are described in greater detail in the “Executive Compensation” section below, we do not have general post-termination of service agreements with our executive officers. Our executive officers are eligible to participate in our Executive Officer Deposit Share Program, under which they are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase, at fair market value, shares of restricted stock awarded under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”) subject to certain terms and conditions, as described in greater detail below.

Competitive Compensation and Benchmarking.    The compensation committee believes that each element of the compensation program should target compensation levels that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a successful and stable management team. Our direct competitors in our core business of developing, manufacturing, and selling CMP slurries and pads are generally not stand-alone publicly-traded entities; therefore, our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use a variety of semiconductor products and processes, including companies that have similar levels of revenue, market capitalization, and employment, as well as comparable geographic presence. The compensation committee considers changes to the composition of this group from time to time based on changes in our or others’ business, and last revised the group during fiscal year 2016 based on recommendations made by the independent compensation consultant to the compensation committee, W.T. Haigh. These most recent revisions were made in light of various mergers and acquisition activity (i.e., Micrel Semiconductor and PMC Sierra) in the prior group over the last year. The compensation committee first used the current group for comparison purposes as of the end of fiscal year 2016 to consider benchmarks for fiscal year 2015 annual cash bonuses, and fiscal year 2017 base salaries, annual cash bonus targets, and long term equity incentive awards, and intends to continue to use it for all comparison purposes. The current group is comprised of the following companies:

Advanced Energy Industries	Integrated Device Technology, Inc.
Brooks Automation, Inc.	Park Electrochemical Corp.
Cognex Corporation	Photronics, Inc.
Coherent, Inc.	QLogic Corporation
Electro Scientific Industries, Inc.	Rogers Corporation
Entegris, Inc.	Semtech Corporation
FormFactor, Inc.	Tessera Technologies, Inc.
II-VI, Inc.	Veeco Instruments, Inc.

In evaluating the comparison group for compensation purposes, the compensation committee, in consultation with an independent compensation consultant hired by the committee, currently W.T. Haigh, exercises its discretion and makes its judgment regarding executive officer compensation matters after considering all relevant factors. In general, it is the goal of the compensation committee that each element of compensation and total compensation for our named executive officers and our other executive officers fall within the 50th to 75th percentile for comparable positions within the comparison group. However, a direct correlation may not always exist between the roles, responsibilities, and tenure of each of our executive officers and those of the position that appears to best correspond to such individual at companies within the comparison group. In addition, a direct correlation may not always exist between the relevant time period of evaluation given that the fiscal year end of companies within the comparison group is in most cases different from the company’s fiscal year end of September 30, thereby making direct or any comparison difficult, especially when significant macro-economic or semiconductor industry changes occur that materially affect business performance and therefore, compensation differently and in different reporting periods, for each the company and the companies within the comparison group. One such example is the timing of the commencement of, and recovery from, the severe global economic recession that began in 2008.

Elements of Compensation

The key elements of our compensation program for our named executive officers and other executive officers are:

•	base salary,

•	annual cash bonuses, and

•	long-term equity incentives.

In addition, we provide our named executive officers and other executive officers with:

•	change in control severance protection agreements, and, only with respect to our President and Chief Executive Officer, a post-termination agreement, and

•	the same retirement and other benefits provided to our employees generally.

Descriptions of these elements and the reasons we provide them to our named executive officers and other executive officers are provided in the following table:

Element	Description	Reason Provided
Base Salary	Fixed amount paid in cash twice per month, as for all of our employees.	As for all of our employees, provides named executive officers with a steady, predictable amount of fixed income with merit increases from time-to-time based on performance and market comparisons (if provided, usually effective on January 1 of the calendar year following such evaluation).
Annual Cash Bonuses (Short-Term Incentive Program, pursuant to 2012 Omnibus Incentive Plan)	Cash payment made within 75 days following completion of fiscal year depending on company and individual performance, as for all of our employees.	As for all of our employees, aligns compensation with business objectives and performance by communicating goals and motivating individuals to achieve these goals, and rewarding performance actually achieved.
Long-Term Equity Incentives (currently, 2012 Omnibus Incentive Plan)	Restricted Stock/Restricted Stock Unit Awards (Initial, Annual and Deposit Share Program) and Stock Option Grants (Initial, Annual).	As for all of our employees who receive awards pursuant to our equity incentive plan, “at risk” nature of equity awards links interests with those of our stockholders; provides ongoing retention mechanism over vesting periods.
Change in Control Severance Protection Benefits for Executive Officers and other Key Employees	Salary and other benefits paid if terminated within a certain period of time pursuant to a Change in Control of our company (three years’ salary and other benefits for Chief Executive Officer; two years’ for other Executive Officers other than Principal Accounting Officer; one year for Key Employees and Principal Accounting Officer).

Assures company of dedicated executive and key employee team, notwithstanding the possibility, threat or occurrence of a change in control;

provides for continuity of executive management and key employees in the event of an actual or threatened change in control.

Retirement and other Benefits	401(k) savings plan, Supplemental Plan, basic life and disability insurance and limited perquisites, as for all of our employees.	Represents market practice and competitive factors; broad-based programs for all employees who exceed the federal 401(k) compensation limit.

Each of these elements is also addressed separately below. In determining compensation for executive officers, the compensation committee considers all elements of an executive officer’s total compensation package in comparison to current market practices, including change in control arrangements, and ability to participate in savings plans and other benefits. On at least an annual basis, the compensation committee considers the base salary, annual cash bonus, and long-term equity incentive elements, and balance among each of these elements, of each executive officer’s overall compensation.

The receipt and retention by executive officers of certain elements of compensation, such as cash bonuses and equity-based compensation, are subject to our company’s Code of Business Conduct, and the terms and conditions of relevant program, plan, and grant and award agreements, all of which include provisions that provide that the company may rescind or recover (“clawback”) from an executive officer, including post-separation of service, cash bonus and/or equity-based incentives paid or awarded to such executive officer immediately under certain circumstances, including, but not limited to, actions by the executive constituting Cause, as determined by the company in its discretion and as otherwise enforceable under local law and violation of our Code of Business Conduct, including those provisions related to financial reporting (e.g., in the event of a restatement caused by certain factors) and as may be required by law. In the event of any such rescission or right of recovery, the individual must repay the amount in question to the company, and the company shall be entitled to set-off against such amount any amount owed to the individual by the company.

Base Salaries.    The compensation committee regularly reviews each executive officer’s base salary. Base salaries for executive officers are initially determined by evaluating the executive officers’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external compensation practices, with particular reference to the comparison group of companies. Increases to base salaries are driven primarily by performance and current market practices, and are evaluated by the compensation committee based on sustained levels of contribution to the company in the context of our performance-based management process. In the past, depending on the level of performance of the company and each executive officer, this generally had meant base salaries in the 50th to 75th percentile of the salary ranges of similarly positioned executive officers in the comparison group of companies, but in the past several years generally has meant closer to the 50th percentile of the range. The factors the compensation committee considers in determining base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee’s analysis of the aggregate impact of these factors.

Current market practices, as represented by a comparison to executive officer base salaries in the comparison group of companies continued to serve as the primary reference for the compensation committee with respect to deciding upon any changes to base salary for both fiscal year 2016 (effective as of January 1, 2016), and fiscal year 2017 (effective as of January 1, 2017), similar to fiscal year 2015 (effective as of January 1, 2015). Over this period, the comparative data reflect the effects of macroeconomic and industry factors, set in the context of individual company performance. For example, for fiscal year 2016, in the context of the company’s strong performance for fiscal year 2015, four of the named executive officers received base salary increases: Mr. Li, who received a base salary increase of 9.1% (below the 50th percentile as compared to market comparables), and Mr. Johnson, Dr. Naman and Dr. Woodland, who received, respectively, 4%, 3% and 3% increases to align their base salaries with the comparison group.

According to methodology consistent with the above, for fiscal year 2017, upon review of the competitiveness of salaries within the peer group and upon review of each named executive officer’s performance in the context of the company’s solid performance for fiscal year 2015, the compensation committee awarded Mr. Li a base salary increase of 5%, which continues to be below the 50th percentile as compared to market comparables, and awarded Mr. Johnson, Ms. Bernstein, Dr. Naman and Dr. Woodland base salary increases of 3%, 5%, 3% and 14.8%, respectively. Dr. Woodland’s base salary was increased for fiscal year 2017 in consideration of market comparables and to reflect the growth of his responsibilities following the first year of his transition from a non-executive officer position to an executive officer role.

The resulting base salaries for 2017, 2016, and 2015 are as follows:

Name	2017 Base Salary	2016 Base Salary	2015 Base Salary
David H. Li	$630,000	$600,000	$550,000
William S. Johnson	$396,300	$384,800	$370,000
H. Carol Bernstein	$354,700	$337,800	$337,800
Ananth Naman	$362,000	$351,500	$341,200
Daniel D. Woodland	$325,000	$283,200	$275,000

Annual Cash Bonuses.    All of the company’s employees are eligible to participate in the company’s annual cash bonus program, which through fiscal year 2015 was called our Annual Incentive Program, and as of fiscal year 2016 is called our Short-Term Incentive Program. This program is administered pursuant to our 2012 Omnibus Incentive Plan, with executive officer, including named executive officer, bonuses, if any, determined by the compensation committee. As with all employees, executive officers’ opportunities to earn annual cash bonuses correspond to the degree to which our company achieves the annually-established goals. The compensation committee believes that an annual cash bonus program allows us to communicate specific goals that are of primary importance during such year and motivates executive officers to achieve these goals.

Performance-Based Management Program and Company Performance Objectives: At the beginning of each fiscal year, the compensation committee and board of directors establish specific performance goals for the company in accordance with our performance-based management process. These objectives are set to reflect the key elements of our annual plan and budget, and provide a common platform for our initiatives for the year. Throughout the year, our senior management periodically reviews the company’s progress in achieving these goals with our board of directors and compensation committee. On December 3, 2015, the board of directors and compensation committee approved our Fiscal Year 2016 Company Performance Objectives, which also served as our Performance Goals for the purposes of our Short-Term Incentive Program. As in prior years, the fiscal year 2016 Short-Term Incentive Program Performance Goals were chosen to encourage a particular and enhanced focus on certain aspects of our company’s performance, business strategy and objectives for all of our employees, including our named executive officers and other executive officers, and for which all of our executive officers collectively have responsibility for influencing and driving.

The board of directors and compensation committee selected as our Fiscal Year 2016 Company Performance Objectives and Short-Term Incentive Program Performance Goals financial measures that are consistent with those used by the investment community to evaluate the performance of our company, and which would be appropriate goals by which to incent the ongoing balanced performance of the company and its employees, including its executive officers, across all of its operational units, within the challenging industry environment anticipated in early fiscal year 2016. The Fiscal Year 2016 Company Performance Objectives and Short-Term Incentive Program Performance Goals with corresponding Weighting, Measures for evaluating attainment of such, and corresponding Performance Targets were as follows:

Fiscal Year 2016 Company Performance Objectives:

Fiscal Year 2016 Short-Term Incentive Program Performance Goals (with corresponding Weighting, Measures, and Performance Targets), followed by (Fiscal Year 2016 Achievement):

•	Revenue (50%) (Revenue, $465 million, threshold of $450 million) ($430.8 million);

•	Gross Margin (25%) (Gross Profit, as a percentage of revenue, 50.0%%, threshold of 48.0%) (48.8%); and

•

Operating Income (25%) (Operating Income, as a percentage of revenue, adjusted to exclude amortization and transaction-related costs associated with the company’s acquisition of NexPlanar Corporation, 20.0%, threshold of 18.0%) (18.8%).

Performance Goals, Bonus Pool and Bonus Calculation: As in prior years, in fiscal year 2016, level of achievement of the noted three Fiscal Year 2016 Short-Term Incentive Program Performance Goals served as the mechanism by which the company determined the amount of funding for our Short-Term Incentive Program Bonus Pool (“STIP Bonus Pool”), which is approved by the compensation committee for all employees, including our named executive officers and other executive officers.

To determine the funding of the STIP Bonus Pool, the performance goals generally are weighted, based on their relative importance to achieving the company’s overall goals. Then, for each performance goal, “threshold”, “target” and “stretch” metrics, or levels, of performance are established. Because each year our performance goals are set to reflect the key objectives of our annual plan and budget, the “threshold”, “target” and “stretch” metrics for each goal are designed to reflect increasing levels of difficulty and motivation in achieving each level; even the “threshold” level requires demonstrated significant achievement against objectives. For fiscal year 2016, the company set aggressive Performance Targets for the Short-Term Incentive Program Performance Goals to encourage focus on meeting on our strategic initiatives, regardless of the challenging industry conditions that were expected to and did present themselves in the first half of our fiscal year. As part of our senior management’s periodic review throughout the year of our progress in meeting our Company Performance Objectives and Short-Term Incentive Program Performance Goals with the compensation committee and board of directors, performance is discussed against a particular goal’s “threshold”, “target” and “stretch” levels.

The “threshold” level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that goal. The “stretch” level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the “target” represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these “threshold”, “target” and “stretch” performance levels, and these are added together for all the performance goals to determine the funding of the STIP Bonus Pool. An additional amount is added to the STIP Bonus Pool in respect of the portion of annual bonus for employees, other than executive officers, that is related to their performance against their individual performance goals, rather than overall company goals. In turn, the STIP Bonus Pool is allocated for payment of bonuses to employees and executive officers, including our named executive officers. For fiscal year 2016, the bonus for a particular employee or executive officer was calculated by:

i) multiplying the salary of the employee or executive officer by the bonus target level established for the particular role or level of the employee or executive officer (expressed as a percentage of the individual’s base salary, and set according to market pay practices), as described in greater detail for executive officers below;

ii) multiplied by a factor related to the company’s overall achievement of the Short-Term Incentive Program Performance Goals (expressed as a percentage of the “target” level of performance); and

iii) multiplying this product by a factor that corresponds to an assessment of the individual performance of the employee or executive officer relative to the individual’s own performance objectives. The compensation committee and board of directors approved and set the individual performance factor multiplier for each participant at the maximum level of 2.0, and the compensation committee retained discretion to reduce this amount. Given the importance of the link between the company’s overall achievement of the Short-Term Incentive Program Performance Goals and the individual performance of each of the company’s executive officers, for fiscal year 2016 the compensation committee, upon the chief executive officer’s recommendation, did not provide an individual performance factor for executive officers, and all executive officer, including chief executive officer, calculations were related solely to the company’s overall achievement of the Short-Term Incentive Program Performance Goals.

In addition, in certain years, although not for fiscal year 2016, in assessing the company’s overall performance and calculating the funding of the STIP Bonus Pool for all of our employees, including our named executive officers and other executive officers, the compensation committee also considers certain additional factors, such as, for example, acquisition activity or the impact of global or other events beyond the company’s control, that may have affected our company’s achievement of certain of the Performance Goals that the committee considered important in evaluating the company’s performance for the particular fiscal year, but that were not able to be known to the company at the time the year’s Short-Term Incentive Program Performance Goals and related metrics were established.

Individual Executive Officer Bonus Target Levels and Cash Bonus Earned: The compensation committee, in consultation with its independent compensation consultant, has established a bonus award target for each executive officer by evaluating factors such as external pay practices, with particular reference to the comparison group of companies (as described above, bonus award targets are established for each of our employees based on an individual’s role or level). In this regard, for fiscal year 2016, the compensation committee retained the bonus award target for each named executive officer at the same level as each individual’s bonus award target for fiscal year 2015. As described above, actual payouts for cash bonus awards to executive officers are determined by the level of performance of our company, which while solid from a financial results perspective, were relatively weak with respect to performance against goals given the aggressive nature of the goal and target setting, with performance below the threshold level for one out of three performance goals for fiscal year 2016, and exceeding the threshold level for two out of three performance goals for fiscal year 2016. Thus, for fiscal year 2016, the actual payouts for cash bonus awards for all executive officers, including the named executive officers, were significantly lower than each individual’s established bonus target level, given the general lower performance relative to the pre-established goals. The bonus award targets and actual amounts earned for our named executive officers for fiscal year 2016 were as follows:

Name	Bonus Target (as % of Base Salary)	Bonus Target ($)	Actual Bonus Earned* ($)
David H. Li	100%	$600,000	$123,600
William S. Johnson	75%	$288,600	$59,500
H. Carol Bernstein	55%	$185,800	$38,300
Ananth Naman	55%	$193,300	$39,800
Daniel D. Woodland	55%	$155,800	$32,100

*	In assessing our company’s and executive officers’ achievement of the noted Performance Goals for purposes of the multiplier described above, the compensation committee concluded that a factor of approximately 20.6% had been achieved and the bonus pool was funded accordingly. In assessing each named executive officer’s individual performance for fiscal year 2016, and for purposes of the multiplier described above, the compensation committee, pursuant to its ability to exercise negative discretion, ultimately decided upon a factor of 1.00 for each named executive officer.

As discussed above, cash bonuses awarded to our executive officers are subject to rescission and recovery (“clawback”) by the company in certain circumstances.

Fiscal Year 2017 Performance Management Program and Performance Goals: In November 2016, the compensation committee and board of directors set our Fiscal Year 2017 Short-Term Incentive Program Performance Goals, generally using the process described above. Any amounts earned under this program will be paid under the 2012 Omnibus Incentive Plan. The performance goals approved for Fiscal Year 2017 are: financial goals that include revenue, gross profit, expressed as a percentage of revenue, and operating income, expressed as a percentage of revenue. In addition, the compensation committee and board of directors approved and set the individual performance factor multiplier for each participant at the maximum level of 2.0, and the compensation committee retained discretion to reduce this amount. All of our employees, including our named executive officers and other executive officers, are eligible to participate in the Short-Term Incentive Program.

Long-Term Equity Incentives.    Long-term equity incentives are provided to our named executive officers and other executive officers pursuant to the 2012 Omnibus Incentive Plan following our stockholders’ approval of the plan at our 2012 Annual Meeting of Stockholders, and the 2000 Equity Incentive Plan prior to such time.

All of the company’s employees are eligible to participate in the 2012 Omnibus Incentive Plan (and were eligible to participate in the 2000 Equity Incentive Plan), with any and all awards to executive officers, including named executive officers, pursuant to it determined by the compensation committee. The compensation committee believes that equity-based compensation is an essential element in our overall compensation scheme. Equity-based compensation is emphasized in the design of our executive officer compensation program because it involves at-risk components of compensation that directly link our executive officers’ interests with those of our stockholders. The compensation committee, in consultation with its independent compensation consultant, evaluates the balance of equity-based compensation with the base salary and cash bonus elements of cash compensation by considering factors such as external compensation practices, with particular reference to the comparison group of companies, the ability to achieve a desired balance between cash and equity-based compensation, and the financial impact of providing various kinds and amounts of equity-based compensation to our employees, including our executive officers. The 2012 Omnibus Incentive Plan is again being submitted for approval by stockholders at our upcoming annual meeting so that future awards thereunder may qualify as performance-based compensation under Section 162(m) of the Code and therefore be exempt from the cap on our tax deduction that may be imposed thereby. If stockholders fail to reapprove the material terms of performance-based awards under the 2012 Omnibus Incentive Plan, we may continue to pay performance-based compensation thereunder in the future, even though any such compensation paid would not meet the conditions for tax deductibility under Section 162(m) of the Code. We are not requesting an increase to the shares available for issuance under the Plan and are not requesting any material amendments to the Plan pursuant to this proposal. A complete description of the material terms of performance-based awards under the 2012 Omnibus Incentive Plan is set forth below in our proposal entitled, “Reapproval of Material Terms of Performance-Based Awards under the 2012 Omnibus Incentive Plan.”

Timing of Grants: Initial or “new-hire” options and restricted stock or restricted stock units may be awarded to employees, including our executive officers, when they join the company. Thereafter, options and restricted stock or restricted stock units may be awarded to employees, including each executive officer, annually and from time to time based on performance, or certain other factors, such as promotion or retention awards. To enhance retention, options and restricted stock or restricted stock units awarded to executive officers, as with awards to all other employees, are subject to vesting restrictions that generally lapse over a four-year period. Stock option grants to executive officers, whether “new hire”, occasional, or pursuant to our annual incentive program, may only be made upon specific approval by the compensation committee, as is the case with all other forms of equity-based compensation, such as restricted stock or restricted stock unit awards, and non-equity-based compensation for executive officers. Our stock option grant practice consistently has been that the exercise price for all of our stock option grants, including those to our executive officers, is the fair market value, as represented by the closing price on NASDAQ, of our stock on the stock option grant date, as approved by the compensation committee. For “new hire” stock option grants, the grant date is the first day of employment for the grant recipient; for stock option grants made pursuant to our annual grant program or at other times in particular circumstances, the grant date is the date of approval by the compensation committee or a subsequent date set by the committee in its approval. Stock option grants outside of the annual grant program have not occurred for any of our executive officers while they have served as executive officers, with the exception of the stock option grant, previously disclosed, which was awarded by the compensation committee to David Li as of January 2, 2015, the first date on which the stock market was open following the January 1, 2015 effective date of his promotion to President and Chief Executive Officer, as explained in his employment letter described below. For our annual award program, our practice for the annual award cycle over the past approximately 15 years has been that the one grant date for grants made to all employees, including all of our executive officers, occurs within approximately one to two weeks following the compensation committee’s meeting (usually mid to late November) to consider and decide upon performance and compensation-related matters for our employees, including specific evaluations and decisions regarding each of our executive officers, such as base salary increases, annual cash bonuses, and equity-based incentive awards following the close of our fiscal year on September 30. As stated above, it is our practice to set a stock option’s grant date only for a date certain on or subsequent to the date the grant is approved, and it is not our practice to set a stock option’s grant date as a date prior to the date of approval for a grant (i.e., “backdating”). In addition, it is not our practice to make stock option grants while we are in possession, or in coordination with the release, of material non-public information regarding our company. To our knowledge, we have followed our stock option grant practices throughout our history as a publicly-traded company. While we do not have any current plans to change our stock option grant practices, circumstances may arise such that we might decide it is in the best interests of our business to do so in the future.

Allocation Among Awards: As permitted by the 2012 Omnibus Incentive Plan and prior thereto, the 2000 Equity Incentive Plan, our compensation committee awards a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to employees selected to receive awards, including the named executive officers and other executive officers. The awards generally had been made according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded, but as of December 2013 (fiscal year 2014), the ratio was adjusted to approximately 2.7-to-one to allocate approximately equal value to non-qualified stock options granted and restricted stock awarded to reflect current market practices. For our fiscal year 2016 awards in December 2015, the ratio was approximately 2.6-to-one, and restricted stock units, rather than restricted stock awards, were provided to all employees receiving awards, including our named executive officers and other executive officers. For our fiscal year 2017 awards in December 2016, we further adjusted the ratio of non-qualified stock options granted to restricted stock units awarded to achieve the overall objectives of our equity incentive program as described above while providing similar overall value to the awards made in prior years. The ratio was approximately 1.8-to-one for our named executive officers other than Mr. Li. Upon the advice of the independent compensation consultant to the compensation committee, the compensation committee decided to award Mr. Li as chief executive officer of our company with a slightly higher proportion of non-qualified stock options as compared to our other named executive officers. For more information regarding these awards generally, see Footnotes 1 and 2 to the 2016 Grants of Plan-Based Awards table.

Our compensation committee believes that this mix of awards competitively balances the types of equity incentives being awarded to our employees, and also appropriately addresses the financial impact of the expensing of equity-based compensation required pursuant to an accounting standard issued by the Financial Accounting Standards Board (ASC 718 SFAS 123R).

As previously disclosed, effective December 3, 2015 with our fiscal year 2016 annual equity incentive program awards, our compensation committee began awarding restricted stock unit awards, in lieu of restricted stock awards, to United States employees, including our executive officers, who are selected to receive awards under the 2012 Omnibus Incentive Plan, in a manner similar to restricted stock unit awards provided previously to non-United States employees, to keep our equity incentive program consistent among employees throughout the world and to better align with the practices of our peer group. The terms and conditions of the restricted stock unit awards are substantially the same as those applicable to the restricted stock awards previously granted, including vesting that occurs ratably over a four-year period. The terms of restricted stock unit awards now include dividend equivalent rights that will be paid if and when the underlying awards vest, to the extent that dividends are declared and paid.

Beginning in fiscal year 2018, the compensation committee intends to add a performance-based award component to the equity incentive compensation awards for our executive officers, including our chief executive officer and other named executive officers. We believe that these awards will help us to more directly align our executive officers’ interests with those of our stockholders and will further enhance the link between pay and performance.

Size of Awards: When determining awards for individual executive officers under the 2012 Omnibus Incentive Plan (and the 2000 Equity Incentive Plan prior to our stockholders’ approval of the 2012 Omnibus Incentive Plan), the compensation committee primarily considers compensation practices and equity values awarded by the comparison group of companies, as well as the executive officer’s level of current and potential future responsibility, and to some extent performance in the prior year. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis. The compensation committee also considers the overall number of units to be awarded pursuant to our annual equity incentive award program to all employees with respect to consideration of our annual equity award run rate; this consideration also is reflected in the ratio between non-qualified stock options and restricted stock units awarded, as discussed above. In addition, the compensation committee considers the underlying economic value associated with equity incentive awards, and may decide to increase or decrease the award “units” to be awarded in an attempt to deliver a relatively consistent dollar value of awards from year to year, or to deliver a dollar value aligned within the target range for comparable benchmark positions. For our fiscal year 2017 annual equity incentive awards, which occurred on December 5, 2016, the compensation committee, upon the advice of its independent compensation consultant, considered all of these factors in deciding such awards, which for our named executive officers are shown in the following table:

Name	Fiscal Year 2017 Non-Qualified Stock Option Grant (#)	Fiscal Year 2017 Restricted Stock Unit Award (#)
David H. Li	79,100	19,000
William S. Johnson	17,300	9,700
H. Carol Bernstein	15,800	8,900
Ananth Naman	14,600	8,200
Daniel D. Woodland	15,800	8,900

In general, the compensation committee has not considered any actual amounts that may have been realized from prior equity-based compensation awards in awarding subsequent equity-based compensation, or other elements of compensation. However, in considering awards under the 2012 Omnibus Incentive Plan (and the 2000 Equity Incentive Plan prior to our stockholders’ approval of the 2012 Omnibus Incentive Plan) to our employees, including executive officers, the compensation committee does consider whether equity-based awards that previously may have been made to them continue to fulfill the purposes of motivation and retention.

Our executive officers are also eligible to participate in the Executive Officer Deposit Share Program. See “EXECUTIVE COMPENSATION — Executive Officer Deposit Share Program,” below. While all of our executive officers have equity ownership in our company through participation in various equity-based programs such as the Employee Stock Purchase Plan, Executive Officer Deposit Share Program, and our annual equity incentive award program, we do not currently have equity-ownership requirements or guidelines for our executive officers.

Clawback Policy; Anti-Hedging or Anti-Pledging Policy: As discussed above, equity-based compensation awarded to our executive officers is subject to rescission and recovery (“clawback”) by the company in certain circumstances. In addition, all equity-based compensation is subject to all of the terms of our 2012 Omnibus Incentive Plan, and its predecessor, the 2000 Equity Incentive Plan, as applicable, the respective grant and award agreements for particular grants and awards, our Code of Business Conduct, our Insider Trading and Non-Disclosure Policy, including Trading Guidelines for Directors, Executive Officers and Other Key Employees, and our Reporting Requirements and Trading Guidelines for Directors and Executive Officers Under Section 16 of the Securities and Exchange Act and Rule 144 Under the Securities Act of 1933; as applicable, noted policies and procedures apply to any and all equity in our company held by our executive officers. For example, our executive officers, as well as our directors and designated other key employees, observe various requirements, such as those related to quarterly trading and other “blackout” periods, and affirmative pre-clearance of any transactions in our company’s securities. Our executive officers and directors are prohibited from and do not hedge or pledge equity in our company.

Change in Control Severance Protection Benefits.    The terms and conditions of the change in control severance protection agreements with our named executive officers and the employment letter with Mr. Li are described in more detail in the section entitled “Executive Compensation,” below. The board of directors and compensation committee originally determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their independent compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements. The board of directors and compensation committee also review the costs and benefits of the change in control severance protection agreements periodically. As a result of the most recent review, which occurred in 2016, the board of directors and compensation committee, with advice from an independent outside compensation consultant regarding market practices, determined that the cost to the company and the competitiveness of such agreements remain reasonable and appropriate. The agreements are described in more detail in the section entitled “Executive Compensation,” below.

Retirement and Other Benefits.    We have adopted various employee benefit plans and arrangements for the purpose of providing employee benefits to our employees, including our executive officers. In general, the same terms apply to all of our employees, including our executive officers. These plans and arrangements include our Employee Stock Purchase Plan, the 401(k) Plan, the Supplemental Plan, and the Cabot Microelectronics Health and Welfare Benefit Plan.

CEO Compensation

When Mr. Li became our President and Chief Executive Officer effective January 1, 2015, the compensation committee, in consultation with the committee’s independent compensation consultant, W.T. Haigh, used the executive compensation practices described above to determine the terms of Mr. Li’s initial compensation, comprised of base salary, annual cash bonus and equity-based compensation elements, along with other terms, which are part of Mr. Li’s employment letter agreement with our company.

Upon completion of fiscal year 2016, the compensation committee, in consultation with the compensation committee’s independent compensation consultant, W.T. Haigh, used the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Li’s compensation, composed of a cash bonus for fiscal year 2016, and a non-qualified stock option grant and restricted stock unit award as part of the annual equity incentive award cycle for which all employees were eligible. In addition, in setting both the cash-based and equity-based elements of Mr. Li’s compensation, the compensation committee made an overall assessment of Mr. Li’s leadership in achieving the company’s long-term and short-term strategic, operational and business goals. This included a favorable review of his overall performance in leading the company during another overall successful fiscal year, including with regard to its strong financial results, despite the challenges of the first half of the fiscal year, as marked by Mr. Li’s continued successful execution of the company’s long-term strategic initiatives, such as ongoing close collaboration with technology leading customers, the introduction of innovative new generations of products, in particular in the company’s dielectrics and tungsten product areas, and successful acquisition and integration of NexPlanar Corporation, which fueled the significant growth in the company’s polishing pads business during the fiscal year. However, the compensation committee noted that despite the company’s strong results for the fiscal year, the company had not met the targets for its performance goals for fiscal year 2016, as noted above. The compensation committee also considered Mr. Li’s compensation with respect to chief executive officers among the comparison group of companies, as well as equitable and consistent treatment compared to our other executive officers. In addition to these factors, as described in greater detail above, Mr. Li’s cash bonus award for fiscal year 2016 reflected the company’s performance against certain financial and other objectives in fiscal year 2016, and the aspects of the overall pre-established goals for fiscal year 2016 that may have been met or exceeded at threshold, target or stretch levels, as assessed by the compensation committee, using its discretion. Based upon all of these criteria, which included the compensation committee’s assessment of the company’s and Mr. Li’s performance in various respects in fiscal year 2016, the compensation committee awarded Mr. Li $123,600 as a cash bonus for fiscal year 2016. Mr. Li’s fiscal year 2016 cash bonus of $123,600, together with his $587,500 base salary paid during fiscal year 2016, resulted in total cash compensation of salary and cash bonus to Mr. Li for fiscal year 2016 of $711,100, which was a decrease from Mr. Li’s total cash compensation for fiscal year 2015 of $1,137,300, comprised of base salary paid in fiscal year 2015 of $496,500 and cash bonus for fiscal year 2015 of $640,800. In addition, as noted above and as reported in Footnotes 1 and 2 to the 2016 Grants of Plan-Based Awards table that follows, on December 5, 2016, the compensation committee awarded

Mr. Li equity-based compensation in the form of 79,100 non-qualified stock options and 19,000 restricted stock units with, respectively, an exercise price of $60.27, and a fair market value based on, the closing price of our stock on NASDAQ on the award date of $60.27 per share that vest in equal increments upon each anniversary over four years. Aside from the number of non-qualified stock options and restricted stock units awarded, the terms and conditions of this non-qualified stock option grant and restricted stock unit award are the same as those for grants and awards made to our other employees, including those that provide that non-qualified stock options and restricted stock units that have not vested at the time of termination of employment are forfeited. Because these equity awards were made after the completion of fiscal year 2016, they are reported in the referenced footnote and not specifically reported in the compensation tables that follow.

As noted above, the compensation committee and the board of directors reviews on a periodic basis the hypothetical costs to the company of Mr. Li’s change-in-control severance protection agreement, and those of the company’s other executive officers and key employees who have such agreements.

Regulatory and Other Factors

Internal Revenue Code Section 162(m).    As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executive officers of various payments and benefits. We have designed our compensation program (including the 2012 Omnibus Incentive Plan) to grant certain awards that may be fully deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The deductibility of some types of compensation payments depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee’s control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Internal Revenue Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation objectives.

Other Factors.    As described above, our compensation committee uses awards of restricted stock and restricted stock units in addition to grants of non-qualified stock options to, among other reasons, address the financial impact of the expensing of equity-based compensation required under FASB ASC Topic 718. In addition, the company has intended for its non-qualified deferred compensation plans and other plans, programs and agreements subject to the requirements of Internal Revenue Code Section 409A to be in compliance with such requirements.

COMPENSATION AND RISK

The company’s management, with a review by the audit committee and compensation committee of our board of directors and with support from the compensation committee’s independent compensation consultant, has assessed the risks associated with our compensation programs, policies and practices, and has determined that risks arising from them are not reasonably likely to have a material adverse effect on our company. In making this determination, our management considered the various elements of our compensation programs, policies and practices, such as the: mix of base salary, annual cash bonuses and equity incentive program participations at various levels and throughout our company; balance between and among short-term and long-term compensation incentives in our programs; significant use of performance measures that are financial in nature such that they are readily measurable and verifiable, are regularly reviewed, and also are consistent with those that are publicly reported; use of performance measures that directly relate to the operations of our business such that they are readily measurable and verifiable, and are regularly reviewed; use of performance measures that relate to our business overall and avoid overdependence on one aspect of our business and its operations as opposed to another; multiple and cross-functional levels of review and verification prior to award approval; our system of internal controls and internal risk review and assessment processes; and, our general employment practices, policies and procedures.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis with our company’s management, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the company’s annual report on Form 10-K for the fiscal year ended September 30, 2016.

Submitted by Messrs. Birgeneau, Wild and Xia and Ms. Whitney, being all of the current members of the compensation committee,

Robert J. Birgeneau

Susan M. Whitney, Chair

Geoffrey Wild

Bailing Xia

EXECUTIVE COMPENSATION

The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the company (collectively, the “named executive officers”) for the fiscal year ended September 30, 2016. Information for the fiscal years ended September 30, 2015 and September 30, 2014 is also presented for executive officers who were named executive officers during those years, or who had previously been named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1,2]	Option Awards ($)[2]	All Other Compen- sation ($)[3]	Total Compen- sation ($)
David H. Li	2016	587,500	123,600	932,140	768,564	603,139	3,014,943
President and Chief Executive Officer	2015	496,500	640,800	929,794	890,447	422,455	3,379,996
	2014	332,000	103,700	285,151	249,917	399,154	1,369,922
William S. Johnson	2016	381,100	59,500	355,908	300,186	41,886	1,138,580
Executive Vice President and Chief Financial Officer	2015	370,000	307,100	1,370,229	309,237	37,531	2,394,097
	2014	365,750	155,800	387,309	363,137	39,002	1,310,998
H. Carol Bernstein	2016	337,800	38,300	266,931	225,139	44,305	912,475
Vice President, Secretary and General Counsel	2015	337,800	231,600	222,960	210,615	40,628	1,043,603
	2014	335,350	104,300	264,600	256,239	43,536	1,004,025
Ananth Naman	2016	348,925	39,800	254,220	209,124	36,935	889,004
Vice President and Chief Technology Officer	2015	338,400	225,200	283,345	264,966	30,811	1,142,722
	2014	322,500	101,900	291,060	278,032	34,671	1,028,163
Daniel D. Woodland	2016	281,150	32,100	254,220	209,124	34,493	811,087
Vice President, Marketing

[1]

Certain amounts in the Stock Awards column correspond to matching grants of “award shares” of restricted stock made pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. This column does not include deposit shares as these amounts were purchased by the participant after-tax from amounts that were already disclosed in the “Bonus” column. On December 13, 2013, Mr. Li and Mr. Johnson participated in the Executive Officer Deposit Share Program, receiving 579 and 289 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $43.11 per share. The restrictions on these award shares lapsed on December 13, 2016, as each executive was employed by us at that time and the corresponding deposit shares remained on deposit with us through such date. Mr. Li and Mr. Johnson purchased 1,159 and 579 respective deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above for the 2014 fiscal year.

[2]

The amounts in the column headed “Stock Awards” represent the aggregate grant date fair value of grants in fiscal years 2016, 2015 and 2014 computed in accordance with ASC 718. For restricted stock and restricted stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. The actual value realized by a named executive officer related to stock or stock unit awards will depend on the market value of our common stock on the date the stock is sold.

The amounts in the column headed “Option Awards” represent the aggregate grant date fair value of grants in fiscal years 2016, 2015 and 2014 computed in accordance with ASC 718 (see Note 13 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2016 for a description of the assumptions used in that computation). The actual value realized by a named executive officer related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

During fiscal years 2016, 2015 and 2014, no awards to any of our named executive officers were modified or cancelled (forfeited).

[3]

The information in the column headed “All Other Compensation” predominantly reflects amounts that by nature generally recur each year, such as benefit costs we contribute on behalf of our named executive officers in the same manner in which we contribute such costs for all of our employees. For example, the information in the column includes contributions (both “safe-harbor” and “matching”) made by us to our tax-qualified savings plan (the “401(k) Plan”) and accruals under our non-qualified supplemental savings plan (the “Supplemental Plan”) according to the standard terms of each of these plans as applied to all of our employees, including our named executive officers and other executive officers. Under the 401(k) Plan, we make an employer contribution on the employee’s behalf of 4% of each employee’s eligible compensation (up to the I.R.S. eligible compensation limit), regardless of whether the employee makes a contribution to the plan (“safe-harbor contribution”), and a matching contribution on the employee’s behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributes to the 401(k) Plan (“matching contribution”). With respect to the Supplemental Plan, which applies to all employees, including our named executive officers and other executive officers, at such time as they reach the I.R.S. eligible compensation limit, we continue to make the safe-harbor contribution of the equivalent of 4% of each employee’s eligible compensation (over the I.R.S. eligible compensation limit) to the Supplemental Plan on the employee’s behalf. Employees are presently not able to make contributions to the Supplemental Plan. For fiscal year 2016, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:

Name	401(k) Plan	Supplemental Plan
Mr. Li	$23,850	$39,032
Mr. Johnson	$23,850	$16,928
Ms. Bernstein	$23,850	$12,176
Dr. Naman	$24,600	$12,056
Dr. Woodland	$26,291	$7,940

Similarly, the amounts in the column headed “All Other Compensation” include amounts we provided on behalf of each of our named executive officers for basic life insurance and accidental death and dismemberment insurance coverage in fiscal year 2016, which was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage in fiscal year 2016 attributable to each named executive officer is: $279 for each of Mr. Li, Mr. Johnson, Ms. Bernstein, and Dr. Naman, and $262 for Dr. Woodland.

In addition, the figures in the column headed “All Other Compensation” for fiscal year 2016 reflect (i) for Mr. Johnson, airline club membership fees for fiscal year 2016 of $829, of which $379 is tax reimbursement; and (ii) for Ms. Bernstein, a transportation allowance for fiscal year 2016 in the amount of $8,000.

Prior to January 1, 2015, at which time Mr. Li became our president and chief executive officer, Mr. Li was subject to an expatriate agreement with the company, pursuant to which certain expatriate fees were paid for or reimbursed to him. Following the close of fiscal year 2014 and as of January 1, 2015, Mr. Li ceased to be subject to this expatriate agreement, and instead has been covered by his employment letter dated December 12, 2014, described below.

The amounts in the column headed “All Other Compensation” for fiscal years 2016 and 2015 (as of January 1, 2015) for Mr. Li include certain fees covered by his employment letter, and for fiscal years 2015 (through December 31, 2014) and 2014 for Mr. Li include certain expatriate fees (i.e., a cost of living differential, income tax equalization, housing-related expenses, travel and transportation expenses and other miscellaneous expenses). For fiscal year 2016, the amounts included housing-related expenses of $100,000, transportation expenses of $53,441 (paid in Yuan and converted to U.S. dollars), tax equalization of $385,787, and tax preparation fees of $750.

Employment Letter with Mr. Li

As described in the Compensation Discussion and Analysis and as previously disclosed, on December 12, 2014, we entered into an employment letter with Mr. Li in connection with his appointment as our President and Chief Executive Officer effective as of January 1, 2015. Pursuant to the employment letter, Mr. Li’s initial base salary was set at $550,000 for 2015, and his target bonus under our Annual Incentive Program (now the Short-Term Incentive Program) was set at 100% of his base salary. Mr. Li also received a non-qualified stock option grant covering 38,500 shares of our common stock and an award of 14,700 restricted shares of our common stock, each with an award date of January 2, 2015. The option and restricted shares are scheduled to vest upon each anniversary in 25% increments over four years, subject to Mr. Li’s continued service, and the options have an exercise price equal to $46.82, the closing price of our common stock on January 2, 2015.

Except in connection with a change of control of our company, as set forth in Mr. Li’s Change in Control Severance Protection Agreement previously entered into in 2008, in the event that Mr. Li’s employment is terminated by us without cause or by Mr. Li due to a material breach by us of the employment letter, (1) Mr. Li would be entitled to vesting of stock options and restricted shares held by him, including those described above, to the extent that such awards would have otherwise vested in accordance with their terms during the twelve-month period following the date of termination, (2) Mr. Li would continue to receive his base salary for twelve months and (3) to the extent applicable, we would maintain for 60 days the lease for Mr. Li’s Shanghai housing if such lease is then in effect. Receipt of severance and the accelerated vesting described above is subject to Mr. Li’s execution and non-revocation of a release of claims against us.

In the event of a termination of Mr. Li’s employment in connection with a change of control of our company, Mr. Li’s rights are set forth in his existing change in control agreement. As of January 1, 2015, the severance amount multiple pursuant thereto is three times, and the benefits continuation period is 36 months.

Mr. Li is eligible to participate in all employee benefit plans, programs and arrangements applicable to our employees and executive officers. Due to the significant amount of time Mr. Li is expected to spend in Asia and the United States, Mr. Li is also entitled to the continued provision of a car and driver in China on the same basis as applied prior to January 1, 2015, a housing allowance of up to $100,000 per year to be used for housing expenses in Shanghai, China and Aurora, Illinois, and a tax equalization benefit, on the same basis as applied prior to January 1, 2015. He also is able to utilize first class travel while he is employed by us.

Standard Employee Benefits

We have adopted various employee benefit plans and arrangements for the purpose of providing employee benefits to our employees, including our named executive officers and our other executive officers. In general, the same terms apply to all of our employees, including our named executive officers and our other executive officers. These plans and arrangements include the Employee Stock Purchase Plan, the 401(k) Plan, the Supplemental Plan, and the Cabot Microelectronics Health and Welfare Benefit Plan.

2016 GRANTS OF PLAN-BASED AWARDS

The following table shows all awards granted to the named executive officers during the fiscal year ended September 30, 2016 pursuant to the 2012 Omnibus Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Underlying Options (#)[2]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]
David H. Li	12/3/15 12/3/15	22,000 —	— 57,700	— 42.37	932,140 768,564
William S. Johnson	12/3/15 12/3/15	8,400 —	— 22,000	— 42.37	355,908 300,186
H. Carol Bernstein	12/3/15 12/3/15	6,300 —	— 16,500	— 42.37	266,931 225,139
Ananth Naman	12/3/15 12/3/15	6,000 —	— 15,700	— 42.37	254,220 209,124
Daniel D. Woodland	12/3/15 12/3/15	6,000 —	— 15,700	— 42.37	254,220 209,124

[1]

The amounts in this column do not include restricted stock units awarded to our named executive officers after the end of fiscal year 2016. On December 5, 2016, as part of our annual equity incentive award program, we awarded restricted stock units to our named executive officers with a fair market value based on the closing price of our stock on the award date of $60.27 per share that lapse in equal increments upon each anniversary over four years, in the amounts set forth in the table below:

Name	Restricted Stock Unit Award
Mr. Li	19,000
Mr. Johnson	9,700
Ms. Bernstein	8,900
Dr. Naman	8,200
Dr. Woodland	8,900

[2]

As with all other grants of stock options and stock awards to our named executive officers and other executive officers, other than the number of options or restricted stock or restricted stock units awarded, the terms and conditions of the stock option grants in this column are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

These amounts do not include options granted to our named executive officers after the end of fiscal year 2016. On December 5, 2016, as part of our annual equity incentive award program, we granted options to our named executive officers that have an exercise price of $60.27, which as with all of our grants and awards to date was the fair market value based on the closing price of our common stock on the date of grant, vest in equal increments upon each anniversary over four years and expire December 5, 2026, in the amounts set forth in the table below:

Name	Securities Underlying Options
Mr. Li	79,100
Mr. Johnson	17,300
Ms. Bernstein	15,800
Dr. Naman	14,600
Dr. Woodland	15,800

[3]	As with all of our grants and stock awards to date, the exercise price was the fair market value based on the closing price of our stock on the date of grant.

The grant date fair value was estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 26%; risk free rate of return: 2.0% for people younger than the age of 46 at the date of grant and 2.1% for people 46 years and older on the date of grant; annualized dividend yield: 0.0%; and expected time until exercise: 6.7 years for people younger than the age of 46 at the date of grant and 6.9 years for people 46 years and older on the date of grant. The differing assumptions based on age relates to differing statistical likelihood of the named executive officer achieving the retirement benefit mentioned above, related to 55 years of age and 5 years of service. On the December 3, 2015 grant date, Mr. Li, Dr. Naman, and Dr. Woodland were younger than 46 and Mr. Johnson and Ms. Bernstein were 46 or older.

During fiscal year 2016, no awards to our named executive officers were modified or cancelled (forfeited).

Executive Officer Deposit Share Program

Our executive officers are eligible to participate in the Executive Officer Deposit Share Program that our board of directors adopted in March 2000. Under this program, our executive officers are entitled to use all or a portion of their after-tax annual cash bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2012 Omnibus Incentive Plan, and its predecessor, the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Five individuals currently participate in the Executive Officer Deposit Share Program, and 1,066 shares (including award shares) are currently on deposit under that program for all executive officers. As of January 13, 2017, none of the named executive officers currently participating in the Executive Officer Deposit Share Program have any shares on deposit under the program. These amounts do not include the 22,223 shares (including award shares) no longer under deposit or subject to restrictions as of January 13, 2017, of which Mr. Li, Mr. Johnson, and Ms. Bernstein, respectively, had (i) 1,566, (ii) 7,260, and (iii) 2,226 respective deposit shares and (i) 782, (ii) 3,628, and (iii) 1,111 respective award shares.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of September 30, 2016 for each named executive officer.

The table also shows unvested and unearned stock awards assuming a market value of $52.91 a share (the closing market price of the company’s stock on September 30, 2016).

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)
David H. Li	1 — 8,000 3,375 9,625 —	— 4,500 8,000 10,125 28,875 57,700	28.62 32.64 44.10 46.45 46.82 42.37	12/1/2020 12/3/2022 12/3/2023 12/3/2024 1/2/2025 12/3/2025	41,375 579	2,189,151 30,635
William S. Johnson	18,931 37,862 22,050 11,550 4,625 —	— — 7,350 11,550 13,875 22,000	28.62 27.94 32.64 44.10 46.45 42.37	12/1/2020 12/1/2021 12/3/2022 12/3/2023 12/3/2024 12/3/2025	37,092 289	1,962,538 15,291
H. Carol Bernstein	13,268 15,525 8,150 3,150 —	— 5,175 8,150 9,450 16,500	27.94 32.64 44.10 46.45 42.37	12/1/2021 12/3/2022 12/3/2023 12/3/2024 12/3/2025	14,625	773,809
Ananth Naman	906 1,687 5,984 4,875 8,900 4,000 —	— — — 4,875 8,900 12,000 15,700	22.13 21.45 27.94 32.64 44.10 46.45 42.37	1/21/2018 12/1/2019 12/1/2021 12/3/2022 12/3/2023 12/3/2024 12/3/2025	15,500	820,105
Daniel D. Woodland	— — — —	1,107 2,806 3,165 15,700	32.64 44.10 46.45 42.37	12/3/2022 12/3/2023 12/3/2024 12/3/2025	8,579	453,915

[1]	These option awards vest or vested over four years in equal increments upon each anniversary of the grant date, with a term expiring on the tenth anniversary of the grant date.

[2]

The restricted stock awards made to Mr. Li have the following vesting schedules: 11,025 shares vest over three years in equal increments upon each anniversary of the January 2, 2015 award date, 3,900 shares vest over three years in equal increments upon each anniversary of the December 3, 2014 award date, 2,950 shares vest over two years in equal increments upon each anniversary of the December 3, 2013 award date, 1,500 shares vested on December 3, 2016 upon the anniversary of the December 3, 2012 award date and 579 “award shares” vested on December 13, 2016. The restricted stock unit award made to Mr. Li has the following vesting schedule: 22,000 units vest over four years in equal increments upon each anniversary of the December 3, 2015 award date. The restricted stock awards made to Mr. Johnson have the following vesting schedules: 16,667 shares vest over three years in equal increments upon each anniversary of the January 2, 2015 award date, 5,325 shares vest over three years in equal increments upon each anniversary of the December 3, 2014 award date, 4,250 shares vest over two years in equal increments upon each anniversary of the December 3, 2013 award date, 2,450 shares vested on December 3, 2016 upon the anniversary of the December 3, 2012 award date, and 289 “award shares” vested on December 13, 2016. The restricted stock unit award made to Mr. Johnson has the following vesting schedule: 8,400 units vest over four years in equal increments upon each anniversary of the December 3, 2015 award date. The restricted stock awards made to Ms. Bernstein have the following vesting schedules: 3,600 shares vest over three years in equal increments upon each anniversary of the December 3, 2014 award date, 3,000 shares vest over two years in equal increments upon each anniversary of the December 3, 2013 award date and 1,725 shares vested on December 3, 2016 upon the anniversary of the December 3, 2012 award date. The restricted stock unit award made to Ms. Bernstein has the following vesting schedule: 6,300 units vest over four years in equal increments upon each anniversary of the December 3, 2015 award date. The restricted stock awards made to Dr. Naman have the following vesting schedules: 4,575 shares vest over three years in equal increments upon each anniversary of the December 3, 2014 award date, 3,300 shares vest over two years in equal increments upon each anniversary of the December 3, 2013 award date, and 1,625 shares vested on December 3, 2016 upon the anniversary of the December 3, 2012 award date. The restricted stock unit award made to Dr. Naman has the following vesting schedule: 6,000 units vest over four years in equal increments upon each anniversary of the December 3, 2015 award date. The restricted stock awards made to Dr. Woodland have the following vesting schedules: 1,170 shares vest over three years in equal increments upon each anniversary of the December 3, 2014 award date, 1,040 shares vest over two years in equal increments upon each anniversary of the December 3, 2013 award date, and 369 shares vested on December 3, 2016 upon the anniversary of the December 3, 2012 award date. The restricted stock unit award made to Dr. Woodland has the following vesting schedule: 6,000 units vest over four years in equal increments upon each anniversary of the December 3, 2015 award date.

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock options exercised during fiscal year 2016 and stock awards vested during fiscal year 2016 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
David H. Li	32,866	658,591	9,400	401,981
William S. Johnson	60,275	1,436,264	14,446	617,344
H. Carol Bernstein	65,720	1,634,668	6,243	264,359
Ananth Naman	11,956	235,631	6,175	261,731
Daniel D. Woodland	4,183	46,268	1,421	60,218

[1]	For option awards, the value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise.

[2]	For stock awards, the value realized is the number of shares vested multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS

The company does not maintain a defined benefit pension program.

2016 NONQUALIFIED DEFERRED COMPENSATION

The company maintains the Cabot Microelectronics Corporation Supplemental Employee Retirement Plan, which is a nonqualified supplemental savings plan (the “Supplemental Plan”). The following table discloses the earnings and balances of our named executive officers under the company’s Supplemental Plan that provides for compensation deferral on a non-tax-qualified basis.

Name	Registrant contributions in last FY ($)[1]	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
David H. Li	39,032	22	89,143
William S. Johnson	16,928	20,787	244,181
H. Carol Bernstein	12,176	18,696	232,258
Ananth Naman	12,056	4,461	52,382
Daniel D. Woodland	7,940	979	10,261

[1]	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Effective May 1, 2000, the company adopted the Supplemental Plan covering all eligible employees as defined by the Supplemental Plan. Participants in the Supplemental Plan, including our named executive officers, do not make any contributions to the Supplemental Plan. The purpose of the Supplemental Plan is to provide for the deferral of the company contributions to certain highly compensated employees as defined under the provision of the Employee Retirement Income Security Act of 1974, as amended. Under the Supplemental Plan, the company contributes up to 4% of the named executive officers’ eligible compensation in excess of the I.R.S. eligible compensation limit. All amounts contributed by the company and earnings on these contributions are fully vested at all times. The same menu of investment funds under the 401(k) Plan is available under the Supplemental Plan. Like the 401(k) Plan, all investment decisions are made by the participants. Participants in the Supplemental Plan are not permitted to make hardship withdrawals prior to termination and distributions under the Supplemental Plan are paid in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified herein, assuming such events occurred on September 30, 2016 and excluding certain benefits generally available to all salaried employees. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category. These tables do not include amounts to the extent that the form and amount of any payment or benefit are fully disclosed in an earlier table.

David H. Li

The following table shows the potential payments upon termination with or without a change in control for named executive officer David H. Li, under the terms of his current employment letter, assuming such events occurred on September 30, 2016. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination		Death	Disability
	No Change in Control	In Connection with a Change in Control
Salary Continuation	$600,000	$1,800,000	—	—
Bonus Through Termination Date[2]	—	$640,800	—	—
Bonus Continuation[2]	—	$1,922,400	—	—
Contributions under Retirement Plans	—	$188,646	—	—
Accelerated Vesting of Stock Options[3]	$358,913	$1,011,109	$1,011,109	$1,011,109
Accelerated Vesting of Restricted Stock and Restricted Stock Units[4]	$742,274	$2,219,786	$2,219,786	$2,219,786
Post-termination Health Care[5]	—	$30,000	—	—
Outplacement Services	—	$90,000	—	—
280G Tax Gross Up6	—	$2,195,853	—	—
Total:	$1,701,187	$10,098,594	$3,230,895	$3,230,895

William S. Johnson

The following table shows the potential payments upon termination with or without a change in control for named executive officer William S. Johnson, assuming such events occurred on September 30, 2016. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination		Death	Disability
	No Change in Control	In Connection with a Change in Control
Salary Continuation	—	$769,600	—	—
Bonus Through Termination Date[2]	—	$307,100	—	—
Bonus Continuation[2]	—	$614,200	—
Contributions under Retirement Plans	—	$81,556	—	—
Accelerated Vesting of Stock Options[3]	—	$572,253	$572,253	$572,253
Accelerated Vesting of Restricted Stock and Restricted Stock Units[4]	—	$1,977,829	$1,977,829	$1,977,829
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$57,720	—	—
280G Tax Gross Up	—	—	—	—
Total:	—	$4,400,258	$2,550,082	$2,550,082

H. Carol Bernstein

The following table shows the potential payments upon termination with or without a change in control for named executive officer H. Carol Bernstein, assuming such events occurred on September 30, 2016. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination		Death	Disability
	No Change in Control	In Connection with a Change in Control
Salary Continuation	—	$675,600	—	—
Bonus Through Termination Date[2]	—	$231,600	—	—
Bonus Continuation[2]	—	$463,200	—	—
Contributions under Retirement Plans	—	$72,052	—	—
Accelerated Vesting of Stock Options[3]	—	$411,656	$411,656	$411,656
Accelerated Vesting of Restricted Stock and Restricted Stock Units[4]	—	$773,809	$773,809	$773,809
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$50,670	—	—
280G Tax Gross Up	—	—	—	—
Total:	—	$2,698,587	$1,185,465	$1,185,465

Ananth Naman

The following table shows the potential payments upon termination with or without a change in control for named executive officer Ananth Naman, assuming such events occurred on September 30, 2016. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination		Death	Disability
	No Change in Control	In Connection with a Change in Control
Salary Continuation	—	$703,000	—	—
Bonus Through Termination Date[2]	—	$225,200	—	—
Bonus Continuation[2]	—	$450,400	—	—
Contributions under Retirement Plans	—	$73,312	—	—
Accelerated Vesting of Stock Options[3]	—	$420,223	$420,223	$420,223
Accelerated Vesting of Restricted Stock and Restricted Stock Units[4]	—	$820,105	$820,105	$820,105
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$52,725	—	—
280G Tax Gross Up7	—	—	—	—
Total:	—	$2,764,965	$1,240,328	$1,240,328

Daniel D. Woodland

The following table shows the potential payments upon termination with or without a change in control for named executive officer Daniel D. Woodland, assuming such events occurred on September 30, 2016. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination		Death	Disability
	No Change in Control	In Connection with a Change in Control
Salary Continuation	—	$566,400	—	—
Bonus Through Termination Date[2]	—	$188,500	—	—
Bonus Continuation[2]	—	$377,000	—	—
Contributions under Retirement Plans	—	$68,463	—	—
Accelerated Vesting of Stock Options[3]	—	$233,084	$233,084	$233,084
Accelerated Vesting of Restricted Stock Units[4]	—	$453,915	$453,915	$453,915
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$42,480	—	—
280G Tax Gross Up7	—	—	—	—
Total:	—	$1,949,842	$686,999	$686,999

[1]	This figure reflects the lump sum value of twelve months of salary continuation.

[2]

In accordance with the terms of the change in control agreements described below, for purposes of calculating the bonus through the termination date, the bonus amount for each named executive officer is equal to the greatest of: (i) the target bonus amount for the fiscal year in which the Change in Control occurs, (ii) the target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus amount paid or payable to the named executive officer in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs. Assuming a Change in Control and termination date as of September 30, 2016, the bonus amounts for each named executive officer represent the highest bonus amounts paid to them in respect of one of the three fiscal years preceding fiscal year 2016. The amounts disclosed as bonus continuation for Mr. Li represents three times his bonus amount and the amounts disclosed as bonus continuation for Mr. Johnson, Ms. Bernstein, Dr. Naman, and Dr. Woodland represent two times their bonus amounts, each in accordance with the terms of the change in control agreements described below.

[3]

This figure represents the aggregate difference between the exercise price of the accelerated options and $52.91, which was the fair market value of a share of our common stock on September 30, 2016. This figure does not include the value of vested but unexercised options. The table below sets forth the total value of all options, which includes the value of the accelerated options and the vested but unexercised options as of September 30, 2016.

Named Executive Officer	Total Value of Options
Mr. Li	$1,162,032
Mr. Johnson	$2,556,087
Ms. Bernstein	$1,149,800
Dr. Naman	$853,669
Dr. Woodland	$233,084

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan, and the non-qualified stock option grant agreements under each plan, provide that unvested options shall fully vest for all participants, including the named executive officers.

[4]

This figure represents the number of shares and units vested multiplied by $52.91, which was the fair market value of the shares on September 30, 2016. This figure does not include the value of restricted stock that has already vested, including shares on deposit under our Executive Officer Deposit Share Program.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan, the 2012 Omnibus Incentive Plan, and the restricted stock and restricted stock unit award agreements under each plan, provide that unvested restricted stock and restricted stock units shall fully vest for all participants, including the named executive officers.

[5]

This amount assumes comparable health care coverage to that which is currently provided under our existing plan. Our company is self-insured, therefore there is no direct employer contribution amount. We have estimated the cost of post-termination health care to be $10,000 per person per year. This amount could vary depending on the details of any new or replacement plan that may be in place in the event of a change in control, or any changes to our plan that are made for regulatory or other reasons.

[6]	More detail, including the expected ameliorating effect over time, is provided in the section entitled “Change in Control Severance Protection Agreements,” below.

[7]	More detail is provided in the section entitled “Change in Control Severance Protection Agreements,” below.

Pursuant to the terms of the company’s 2000 Equity Incentive Plan, the 2012 Omnibus Incentive Plan, and the awards granted thereunder, the named executive officers receive the accelerated vesting of certain equity awards in the event of a Change in Control without termination of employment. The value of the accelerated vesting for each named executive officer, assuming a change in control, is the same value as disclosed in the “In Connection with a Change in Control” column above.

Employment Letter with Mr. Li

As described in the narrative to the Summary Compensation Table above, pursuant to the employment letter we entered into with Mr. Li in connection with his appointment as our President and Chief Executive Officer, as of January 1, 2015, the severance amount multiple pursuant to Mr. Li’s Change in Control Severance Protection Agreement was increased to three times, and the benefits continuation period was increased to 36 months.

Change in Control Severance Protection Agreements

We have entered into Change in Control Severance Protection Agreements (“change in control agreements”), the specific form of which is available as Exhibit 10.23 to our Form 10-K filed on November 25, 2008, with each of the named executive officers, our other executive officers, and certain key employees of our company, because we believe such agreements are valuable aspects in enabling a smooth transition and providing continuity of management in the event of a change in control of our company; all of the change in control agreements remain unamended and according to such filed exhibit. Under the change in control agreements, which are “double trigger” agreements and which we believe are in compliance with the American Jobs Creation Act, each executive officer, including the named executive officers, whose employment with us terminates (including an executive’s voluntary termination of employment for either “good reason”, as defined in the agreement, or during the thirty-day period commencing on the first anniversary of a “change in control”), other than for cause, disability, death, or certain other specified reasons, within thirteen months after a “change in control” of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

•

accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and earned and unpaid bonuses and incentive compensation with respect to the period prior to the termination date;

•

the Bonus Amount (which is the greatest of (i) the executive’s target bonus amount for the fiscal year in which the change in control occurs, (ii) the executive’s target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus paid or payable to the executive in respect of any of the three fiscal years preceding the fiscal year in which change in control occurs), pro-rated for the number of days that have elapsed in the fiscal year through the termination date;

•

two times (in the case of Mr. Johnson, Ms. Bernstein, Dr. Naman, and Dr. Woodland) or three times (in the case of Mr. Li) the executive’s annual base salary plus the Bonus Amount plus an amount equal to the contributions made or credited by us under all qualified and non-qualified retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan), payable in a lump sum;

•

health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Johnson, Ms. Bernstein, Dr. Naman, and Dr. Woodland) or 36 months (in the case of Mr. Li) following the executive’s termination date;

•	payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of 15% of the executive’s annual base salary; and

•

only for change in control severance protection agreements for executive officers entered into as of 2008, a full “gross-up payment” of any and all excise (but not income) taxes assessed on amounts received under the change in control agreements, as well as all other taxes, other than income taxes, that may become due as a result of the gross-up payment. Mr. Li’s change in control severance protection agreement was entered into as of 2008, and thus the terms of his agreement provide for such treatment. The hypothetical amount of the excise tax (“280G”) gross-up reported as payable in the table above for Mr. Li is based only on circumstances in place as of September 30, 2016, including Mr. Li’s relatively low five-year average W-2 income level (or “base amount”) used to calculate the potential excise tax amount from years prior to Mr. Li’s appointment as President and Chief Executive Officer in fiscal year 2015, when his compensation was considerably lower, versus his current compensation level as our President and Chief Executive Officer. This hypothetical amount is expected to ameliorate over time as he increases his tenure as President and Chief Executive Officer. Actual excise tax amounts, if any, would be determined based on the circumstances existing at the time of an actual change in control transaction, considering any relevant factors, including but not limited to the value of services to be provided in the event of a change in control, and/or an agreement to refrain from performing services pursuant to a covenant not to compete or similar covenant in existence prior to, at the time of, or after a change in control of the company. Any change in control severance protection agreement entered into subsequent to 2008 for a new executive officer does not include this provision. Dr. Naman’s and Dr. Woodland’s change in control severance protection agreements, which were entered into subsequent to 2008, thus do not include this provision. Instead, Dr. Naman’s and Dr. Woodland’s agreements provide that in the event that amounts or benefits they would receive under such agreements or otherwise would subject them to excise taxes, we would reduce such amounts and benefits up to an amount such that they would not be subject to excise taxes, provided that such reduction results in greater after-tax benefits to them. Actual excise tax amounts and related reductions, if any, would be determined based on the circumstances existing at the time of an actual change in control transaction, considering any relevant factors, including but not limited to the value of services to be provided in the event of a change in control, and/or an agreement to refrain from performing services pursuant to a covenant not to compete or similar covenant in existence prior to, at the time of, or after a change in control of the company.

“Cause” as defined in the agreements means (i) the willful and continued failure to perform substantially the duties reasonably assigned to the executive and (ii) the willful engaging in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise.

The agreements define “Good Reason” as the taking of actions by the company that result in a material negative change in the executive’s employment relationship, including (i) a change in the executive’s status, title, position or responsibilities (including reporting responsibilities) which represents a material adverse change from those in effect immediately prior to the Change in Control, (ii) an assignment of the executive’s duties or responsibilities that are materially inconsistent with his or her status, title, position or responsibilities as of immediately prior to the Change in Control, (iii) a material decrease in the executive’s annual base salary below the rate in effect as of the Change in Control or as of any date following the Change in Control, whichever is greater (iv) relocation of the offices of the company or operating unit at which the executive is principally employed that increases the executive’s one-way commute by more than thirty-five (35) miles from the location of the offices occupied immediately prior to such relocation, or (v) any other action or inaction that constitutes a material breach by the company of the agreement.

A “Change in Control” means (i) any person, together with all affiliates and associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), acquires beneficial ownership, directly or indirectly, or securities of the company representing at least 30% of the combined voting power of the company’s then outstanding voting securities, (ii) during any period of twenty-four (24) consecutive months beginning on or after the date of the agreement, individuals who, at the beginning of that 24-month period, constitute the Board (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board; provided, however, that a new director of the company whose election or nomination for election as a director of the company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director, (iii) one of the following events occur at a special or annual meeting of the company’s stockholders: (a) two or more nominees who are both (A) nominees of and endorsed by the company and (B) not employees of the company or any Affiliate at the time of the election are not elected to serve as directors; and (b) any person not a nominee of, and endorsed by, the company is elected to serve as a director of the company, (iv) the consummation of: (a) a merger, consolidation or reorganization involving the company, unless the merger, consolidation or reorganization is a “Non-Control Transaction”; or (b) an agreement for the sale or other disposition of all or substantially all of the assets of the company to any Person (other than a transfer to a Change in Control Subsidiary), or (v) the stockholders of the company approve a complete liquidation or dissolution of the company. Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a person acquires beneficial ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the company which, by reducing the number of voting securities then outstanding, increases the percentage of shares beneficially owned by the person. Notwithstanding the foregoing, if a Change in Control would occur but for the operation of the preceding sentence as a result of the acquisition of voting securities by the company, and after that acquisition by the company, the person described in the preceding sentence increases the percentage of then outstanding voting securities he or she owns, a Change in Control will occur.

We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers (with the exception of our Principal Accounting Officer, Thomas S. Roman, whose agreement provides for one times severance benefits). Under the change in control agreements, all amounts accrued or awarded to the executive officers under any incentive compensation or benefit plan, including options and restricted stock awarded under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan, will immediately vest on each executive’s respective termination date if the executive is entitled to severance benefits.

Our board of directors and compensation committee determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their independent compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements.

Treatment of Equity Awards

The 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan provide that an award shall immediately terminate on the date a participant’s service terminates, unless otherwise set forth in an award agreement. Similarly, in the event of a Change in Control, the compensation committee has the discretion to provide for accelerated vesting in an award agreement. In the event of a Change in Control that is a merger or consolidation in which the company is not the surviving corporation or that results in the acquisition of substantially all of the company’s outstanding stock or in the event of a sale or transfer of all or substantially all of the company’s assets (a “Covered Transaction”), the compensation committee has the discretion to provide for the termination of all outstanding options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no option will be terminated prior to the expiration of twenty days following the later of: (i) the date on which the award became fully exercisable and (ii) the date on which the participant receive written notice of the Covered Transaction.

Under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan, “Change in Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the company, (ii) any subsidiary of the company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the company or of any subsidiary of the company, or (iv) any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the company representing 30% or more of the combined voting power of the company’s then outstanding securities; (b) the consummation of a merger or consolidation of the company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the company or any subsidiary of the company, at least 60% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than 30% of the combined voting power of the securities of the company or the surviving entity of such merger or consolidation; or (c) during any period of two consecutive years (not including any period prior to the execution of the 2000 Equity Incentive Plan or the 2012 Omnibus Incentive Plan, as applicable), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or (d) the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

Pursuant to the non-qualified stock option grant agreements, the option grants will become fully vested in the event of a Change in Control (as defined in the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan). In the event of a Change in Control that constitutes a Covered Transaction, the compensation committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the compensation committee may not terminate an option outstanding under the agreement earlier than twenty days following the later of: (i) the date on which the award became fully vested and (ii) the date on which the participant received written notice of the Covered Transaction. In the event of a termination of service by reason of death or Disability, then any unvested portion of the options will become fully vested. Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

Pursuant to the restricted stock and restricted stock unit award agreements, the awards will become fully vested and all restrictions will lapse in the event of a participant’s death, Disability, or Change in Control (as defined in the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan). Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no such employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the participant, or (iii) third, if no such agreement or program exists, as defined under local law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

At present we have no related party transactions and there are no currently proposed related party transactions.

Related Party Transactions

Although at present we have no related party transactions, we may from time to time enter into transactions with “related persons.” Related persons include our directors and executive officers, nominees for director, 5% or more beneficial owners of our common stock, and immediate family members of such persons. As set forth in our audit committee charter, a current copy of which is attached to this proxy statement as Appendix A and is also available on our website at www.cabotcmp.com, any related person transaction must be reviewed and approved in advance by our audit committee. All of our employees, including our executive officers and directors, are subject to our Code of Business Conduct, which is available on our website. Our Code of Business Conduct prohibits any relationship that may present, or appears to present, a conflict of interest with our company. Among other things, this includes a prohibition on the holding of more than a nominal financial interest in or financial relationship with any publicly held company with whom we do business or compete, and prohibits any financial interest in or financial relationship with such entities if they are privately held. Any request for waiver of our Code of Business Conduct for our directors and executive officers may be approved only by our board of directors; to date, no such waivers have been requested or approved. In addition to the provisions of our Code of Business Conduct, our nominating and corporate governance committee charter and our corporate governance guidelines, both of which are also available on our website, also contain provisions requiring the review of potential conflicts of interest of prospective and current directors and the requirement of notification, and offer of tender of resignation, by directors, and review by the nominating and corporate governance committee and the board of directors of any change in employment or for-profit board membership status.

Indemnification

Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our bylaws and agree to maintain directors’ and officers’ liability insurance on their behalf.

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under Section 14A of the Securities and Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and as implemented by SEC Rule 14a-21(a), our company must conduct a separate non-binding stockholder advisory vote at least every three years to approve our company’s executive officer compensation, as disclosed in our Compensation Discussion and Analysis, related compensation tables, and other related material (“named executive officer compensation program”) under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of our stockholders. Our stockholders supported a one year frequency for this stockholder advisory vote at our 2011 Annual Meeting. As such, the board of directors has determined the company will hold a non-binding advisory vote on the compensation of our named executive officers every year.

Thus, our board of directors is providing stockholders with the opportunity to cast a non-binding advisory vote on our named executive officer compensation program at our 2017 Annual Meeting. This vote will not be binding on or overrule any decisions by our board of directors, and will not create or imply any additional fiduciary duty on the part of our board of directors. However, our compensation committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

As described in greater detail in our Compensation Discussion and Analysis above, we believe that our named executive officer compensation program is structured in a manner that most effectively supports our company and our business objectives. Our named executive officer compensation program is substantially tied to our key business objectives and the success of our stockholders. If value we deliver to our stockholders declines, so does the compensation we deliver to our executive officers. We also closely monitor the various short-term and long-term aspects of our named executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may confirm that our named executive officer compensation program is within the norm of the range of market practices.

Our board of directors determined that the best way to allow our stockholders to vote on the company’s named executive officer compensation program is through the following resolution:

RESOLVED, that the stockholders approve Cabot Microelectronics Corporation’s compensation of its named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related material).

Our board of directors unanimously recommends that you vote “FOR” this proposal.

NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF NON-BINDING VOTE TO

APPROVE EXECUTIVE COMPENSATION

Under Section 14A of the Securities and Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and as implemented by SEC Rule 14a-21(b), our company must conduct a separate non-binding stockholder advisory vote at least every six (6) years to determine whether the non-binding stockholder advisory vote to approve our company’s named executive officer compensation will occur every one (1), two (2) or three (3) years, in any proxy or consent or authorization for an annual or other meeting of our stockholders. Our stockholders previously supported a one year frequency for this stockholder advisory vote at our 2011 Annual Meeting.

Our board of directors is providing our stockholders with the opportunity to cast a non-binding advisory vote on the frequency of the non-binding stockholder advisory vote to approve our company’s named executive officer compensation at our 2017 Annual Meeting. This vote will not be binding on or overrule any decisions made by our board of directors and will not create or imply any additional fiduciary duty on the part of our board of directors. This vote is not to approve or disapprove our board of directors’ recommendation. However, our board will take into account the outcome of the vote when considering the frequency of the non-binding stockholder advisory vote to approve our company’s named executive officer compensation program.

After careful consideration, our board of directors has determined that setting a one (1) year period (annual) for holding this stockholder vote is the most appropriate policy for our company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. As described above in our Compensation Discussion and Analysis, our named executive officer compensation program is comprised of a balance of short-term and long-term incentives, with a significant part being based on long-term performance that is designed to support long-term value creation and is thus aligned with our stockholders’ interests. Our named executive officer compensation program is fundamentally the same as the compensation program for all of our employees, and while it has evolved over time, its long-term stability and consistency of structural implementation have been important to achieving our business objectives and to motivating and retaining our employees, including our named executive officers and other executive officers. However, while our executive compensation programs are designed to promote a long-term connection between pay and performance, our board of directors recognizes that executive compensation decisions and disclosures are made annually. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders. From our perspective, an annual period for an advisory vote will thus enhance stockholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our named executive officer compensation program.

Of course, our long-held practice of encouraging and engaging in open and ongoing communications with our stockholders on a variety of matters, not limited to executive compensation, continues and is a key part of our corporate governance practices. We continue to encourage our stockholders to communicate with us and our board of directors at any time, through the channels described in “BOARD STRUCTURE — Board of Directors and Board Committees” above and via our website, www.cabotcmp.com, about any matter they would like to discuss. In addition, we will continue to engage in outreach efforts with our stockholders through various means. While based on all of these factors we are recommending a voting frequency for the non-binding stockholder advisory vote on named executive officer compensation of every one (1) year, we understand that our stockholders may have different perspectives and we look forward to hearing their views on this Proposal.

Our board of directors unanimously recommends that you vote for the non-binding stockholder advisory vote to approve the company’s named executive officer compensation to occur every “ONE (1) YEAR”.

REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE-BASED AWARDS UNDER THE 2012

OMNIBUS INCENTIVE PLAN

Pursuant to this proposal (the “Plan Proposal”), we are requesting that our stockholders reapprove the material terms of performance-based awards under our 2012 Omnibus Incentive Plan (the “Plan”), which was originally effective as of January 16, 2012 and was previously approved by stockholders at our 2012 annual meeting, in order to give our company ongoing flexibility to attract, retain and reward our employees, directors, consultants and advisors. The Plan provides for grants of equity awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares or performance units and cash incentive awards. The Plan is attached to this proxy statement as Appendix C. Our board of directors has directed that the Plan be submitted to our stockholders at this time to enable the Plan to satisfy the requirements set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the related regulations with respect to qualified “performance-based compensation.”

One of the requirements of “performance-based compensation” under Section 162(m) of the Code is that the material terms of the performance goals be approved by stockholders. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based, and (iii) the maximum amount of compensation that can be paid to an employee under awards intended to satisfy the performance-based compensation exception under Section 162(m) of the Code. Stockholder approval of the Plan is intended to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code. However, nothing in this Plan Proposal precludes the company or the compensation committee, which administers the Plan, from granting awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service. Please note that approval of this Plan Proposal will not result in any increase to the number of shares available for issuance under the Plan.

Equity Compensation Plan Information as of September 30, 2016

Shown below is information as of September 30, 2016 with respect to the shares of common stock that may be issued under our existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,271,307	(2)	$36.97	(2)	3,341,220	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	2,271,307	(2)	$36.97	(2)	3,341,220	(3)

(1)	Our equity compensation plans consist of the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (the “Prior Plan”), the Plan, and our Employee Stock Purchase Plan. As of March 6, 2012, all securities available for future issuance under the Prior Plan were transferred to the Plan and the Prior Plan is no longer available for any future awards. All share amounts in the above table reflect the effect of the leveraged recapitalization with a special cash dividend. See Note 13 to the Notes to Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for more information regarding our equity compensation plans.

(2)	Column (a) includes 16,641 shares that non-employee directors, who defer their compensation under our Directors’ Deferred Compensation Plan, have the right to acquire pursuant thereto, and 202,114 shares that employees and non-employee directors have the right to acquire upon the vesting of the equivalent restricted stock units that they have been awarded under our equity incentive plans. Column (b) excludes both of these from the weighted-average exercise price.

(3)	Column (c) includes 505,151 shares available for future issuance under the Employee Stock Purchase Plan.

Description of the Plan

The purposes of the Plan are to enhance our company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of our company; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of our company and its stockholders; and (d) reward individuals who have contributed or are expected to contribute to our company’s success, in each case, by providing them with equity and cash incentives.

Our board of directors and our compensation committee believe that the award of equity and cash incentives is an essential component of compensation and is standard and expected in our industry. They also believe that awards under the Plan have played an important part in enabling our company to attract, retain and motivate employees in the extremely competitive, high-growth industry in which we operate. The ability to continue to attract new employees and to retain current employees is a critical element in our strategy for future growth, and our ability to attract and retain qualified employees could be impeded if sufficient incentives are not available in the future for grant under the Plan. Furthermore, the ability to motivate and incent employees and senior management to take into account the short-term and long-term interests of our company and its stockholders is also essential to our future growth, and our ability to so motivate and incent our employees and senior management could be impeded if sufficient incentives are not available in the future.

The following description of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix C to this proxy statement.

General. The Plan enables us to make awards of options, including incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units and cash incentive awards to eligible employees, directors, consultants and advisers of our company and our affiliates. We believe that the Plan provides us with flexibility in designing and providing incentive compensation to Plan participants.

Shares Available for Issuance Under the Plan; Limits on Types of Awards; Individual Limits. Subject to adjustment, the maximum number of shares of common stock that may be issued under the Plan is 2,901,360 shares, plus 2,033,084 shares that were available for issuance under the Prior Plan as of the date on which our stockholders approved the Plan. In addition, shares that have become available under the Prior Plan (following the date on which our stockholders approved the Plan) and the Plan because of events such as forfeitures, cancellations or expirations, will also be available for issuance under the Plan. Shares subject to an award that are withheld to satisfy tax withholding obligations will not again be available for delivery under the Plan in connection with awards. Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of the Plan on the number of shares of common stock available for awards generally or any particular kind of award under the Plan.

The maximum number of shares that may be issued in the aggregate under Plan awards other than options, stock appreciation rights, and cash incentive awards is 2,030,952 shares. The maximum number of shares of stock that may be granted to any one participant during a calendar year under awards of options and stock appreciation rights (in the aggregate) is 435,204, and the maximum number of shares of stock that may be granted to any one participant during a calendar year under awards (in the aggregate) other than options, stock appreciation rights, and cash incentive awards is 435,204, to the extent such awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Code. The maximum amount payable under cash incentive awards designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Section 162(m) of the Code payable to any one participant shall not exceed $5,000,000 for any calendar year.

The maximum number of shares of common stock available for issuance under the Plan, and the other share limits discussed herein, are subject to adjustment in the event of certain corporate transactions affecting our company (such as a merger, consolidation acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting our company) or certain other events which impact our shares (such as a stock dividend, stock split, reverse stock split, separation, spinoff reorganization, extraordinary dividend of cash or other property, share combination, recapitalization, or similar event affecting our company’s capital structure).

Consistent with the Form S-8 registration statement that we filed with the SEC on March 7, 2012 (as updated by Post-Effective Amendment No. 1, filed with the SEC on July 23, 2012), each limit on shares of common stock and share equivalent units described herein reflects the adjustment previously made in accordance with the Plan’s terms following the company’s leveraged recapitalization with a special cash dividend completed on March 2, 2012. As noted above, we are not requesting an increase to the shares available for issuance under the Plan pursuant to this Plan Proposal.

Administration; Eligible Grantees. The compensation committee of our board of directors administers the Plan and has the sole discretion to construe and interpret the Plan and any awards made under the Plan. These interpretations are binding on our company and on the Plan participants. The compensation committee also determines the Plan participants who will receive awards, the number of shares or amount of cash awarded subject to such awards and the terms and conditions of each such award. It may make any amendment or modification to any award agreement consistent with the terms of the Plan and relevant rules and regulations. The compensation committee currently consists of four independent members of our board of directors, all of whom meet the Nasdaq and SEC criteria for independence and none of whom are employees of our company. Officers and other employees as well as our directors, advisors and consultants are eligible to receive awards under the Plan.

As of January 13, 2017, there were ten executive officers, approximately 430 other employees, and eight current non-employee directors (seven of whom are independent) who are participants in the Plan. We estimate that approximately 1,100 persons are currently eligible to receive awards under the Plan. In addition, the compensation committee may grant substitute awards of “incentive stock options” or “ISOs” as defined in Section 422 of the Code, stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”), shares of our restricted stock or restricted stock units, stock appreciation rights, performance shares or performance units to persons who become our employees in connection with business acquisitions. These substitute awards would replace equity incentives held by these persons in the acquired entity or the selling business.

Awards. Under the Plan, we are permitted to make awards in the form of ISOs, NQSOs, shares of restricted common stock, restricted stock units, stock appreciation rights, performance shares, performance units and cash incentive awards.

Stock Options.    The compensation committee may grant stock options under the Plan. Stock options enable the holder of the option to purchase shares of our common stock at a price specified by the compensation committee at the time the award is made. The Plan permits the granting of stock options that qualify as ISOs under Section 422 of the Code as well as NQSOs. The compensation committee may grant ISOs to purchase up to 2,538,690 shares of our common stock under the Plan. The compensation committee determines the exercise price of all stock options, which may not be less than the fair market value of a share of common stock at the time of grant. To date the compensation committee has only granted NQSOs at an exercise price that is equal to the fair market value of a share of common stock at the time of grant and has granted a total of 70,031 ISOs only on one occasion, as substitute awards upon our acquisition of NexPlanar Corporation in October, 2015. The Plan specifically prohibits the repricing of options. The compensation committee also determines when an option may be exercised and its term, which may not exceed ten years. If, on the date an outstanding option would expire (other than an expiration due to a termination of service for Cause), the exercise of the option would violate applicable securities laws or any insider trading policy maintained by us from time to time, the expiration date applicable to the option will be extended to a date that is the earlier of (i) thirty (30) calendar days after the date the exercise of the option would no longer violate applicable securities laws or any such insider trading policy or (ii) the expiration of the original term of the option.

Restricted Stock.    The compensation committee also may award shares of restricted stock and restricted stock units (“RSUs”) (see below) under the Plan. In general, an award of restricted stock entitles the recipient to shares of common stock, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the restricted stock as a condition to the grant of the restricted stock. Restrictions on restricted stock lapse as specified by the compensation committee at the time of award. In general, until the restrictions lapse, shares of restricted stock are non-transferable. Generally, recipients of restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or to other restrictions and conditions specifically set forth in the award agreement. An award of restricted stock may provide for the right to receive, on the payment date for any dividend on the stock, cash compensation from the company (a “dividend equivalent”) equal to the dividend that would have been paid on such shares of restricted stock if such shares had been fully vested and held by the participant on the record date for payment of such dividend.

Restricted Stock Units.    As stated above, the compensation committee also may award RSUs under the Plan. In general, an award of RSUs entitles the recipient to a contingent right to receive shares of common stock (or the cash equivalent) in the future, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the RSUs as a condition to the grant of RSUs. Restrictions on RSUs lapse as specified by the compensation committee at the time of grant. In general, RSUs are non-transferable. The compensation committee will specify in the award agreement whether the recipient of RSUs has any of the rights of a stockholder with respect to the RSUs, including voting and dividend rights. An award of RSUs may provide for the right to receive, on the payment date for any dividend on the common stock underlying the RSU, a dividend equivalent equal to the dividend that would have been paid on the shares underlying such RSUs if such shares had been issued and outstanding, fully vested and held by the participant on the record date for payment of such dividend.

Stock Appreciation Rights.    As stated above, the compensation committee may also award stock appreciation rights (“SARs”) under the Plan. In general, an award of SARs entitles the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR, by the number of shares of common stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be made in common stock, cash, or a combination of common stock and cash. The compensation committee determines the exercise price of all SARs, which may not be less than the fair market value of a share of common stock at the time of grant. The Plan specifically prohibits the repricing of SARs. The compensation committee also determines when a SAR may be exercised and its term, which may not exceed ten years. To date, the compensation committee has not granted any SARs.

Performance Shares and Performance Units.    As stated above, the compensation committee may also award performance shares and performance units under the Plan. In general, an award of performance shares or performance units entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the compensation committee. Each performance share will have an initial value equal to the fair market value of a share of common stock at the time of award. Each performance unit will have an initial value determined by the compensation committee at the time of award. The payment of performance shares or performance units may be made in common stock, cash, or a combination thereof. The compensation committee will determine the number of performance shares or performance units, the length of the performance period, and the other terms and conditions of the award. To date, the compensation committee has not granted any performance shares or performance units. Beginning in fiscal year 2018, the compensation committee intends to add a performance-based award component to the equity incentive compensation awards for our executive officers, including our chief executive officer and other named executive officers. We believe that these awards will help us to more directly align our executive officers’ interests with those of our stockholders and will further enhance the link between pay and performance.

Cash Incentive Awards.    As stated above, the compensation committee may also award cash incentive awards under the Plan. A cash incentive award is denominated in cash and entitles the recipient to an amount (payable in cash or share-based awards, in the compensation committee’s discretion) upon the attainment of performance goals and other terms and conditions determined by the compensation committee, which may include annual performance goals and periods. The compensation committee will determine the amount of the cash incentive award, the length of the performance period and the other terms and conditions of the award. The maximum amount payable under cash incentive awards designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Section 162(m) of the Code shall not exceed $5,000,000 for any calendar year.

Performance-Based Awards. If the compensation committee makes awards of restricted stock, RSUs, performance shares, performance units or cash incentive awards that are designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder (a “Qualified Performance-Based Award”), such awards may not exceed the individual annual limits described above and must be subject to (or granted in satisfaction of) the attainment of performance goals related to one or more of the following performance measures and business metrics: earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, stock price (including, but not limited to, growth measures and total stockholder return), revenue, net revenue, net revenue growth, gross margin, net income (before or after taxes), operating earnings or income, revenue backlog, economic value added, customer satisfaction, cost control or expense reduction, attainment of identified business opportunities, earnings per share, return on operating assets or capital, return on net assets, economic profit, appreciation in fair market value, volume/production, employee retention, cash flow (e.g., operating cash flow, free cash flow, discounted cash flow return on investment), market share, return to stockholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, and organizational effectiveness and operational excellence, in each case, absolute or relative to a peer group or index.

The performance goals established for the performance period, as determined by the compensation committee, shall be objective (as that term is described in regulations under Section 162(m) of the Code), and will be set forth in writing by the compensation committee not later than ninety (90) days after the beginning of the applicable performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The compensation committee may specify any reasonable definition of the performance measures and business metrics it uses. The Committee may adjust in its sole discretion the performance goals applicable to any Awards to reflect any unusual or non-recurring events, including, but not limited to, exogenous events, financing activities, acquisitions, divestitures, recapitalizations (including stock splits and dividends), impact of charges for restructurings, discontinued operations, the cumulative effects of accounting or tax changes, and other items determined to be unusual in nature and/or infrequent in occurrence, each as defined by generally accepted accounting principles or as identified in our company’s financial statements, notes to the financial statements, management’s discussion and analysis or other our company’s filings with the Securities and Exchange Commission, provided that in the case of performance goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

A participant otherwise entitled to receive a Qualified Performance-Based Award for any performance period will not receive a settlement or payment of such award until the compensation committee has determined that the applicable performance goals have been attained. However, the compensation committee may not in any event increase the amount of compensation payable to a covered employee (within the meaning of Section 162(m) of the Code) upon attainment of a performance goal above the maximum amount approved by the compensation committee.

Effect of Termination of Service. As a general rule, a termination of a Plan participant’s service with our company will result in the forfeiture of options, SARs, restricted stock, RSUs, performance shares, performance units, and cash incentive awards, although the compensation committee may depart from this general rule by providing otherwise in individual award agreements or by amending existing award agreements. The compensation committee has discretion to address the effect of service termination upon the vesting of stock options (and the period during which they may be exercised), restricted stock and RSUs. Generally, under policies established by the compensation committee, in the event of the death or disability of a Plan participant, we will permit the Plan participant or his or her heirs up to three years (or one year in the case of ISOs) to exercise vested options following such death or disability, but in any event such exercise must be made before the expiration of the original term of the award. The compensation committee may terminate, cancel, rescind, recover, or revoke any Plan award under certain circumstances, including but not limited to a participant’s (i) provision of services to a competitor of our company prior to, or within six months after, exercising an option or SAR or terminating service with our company, (ii) disclosure of our company’s confidential information to any third party, (iii) violation of our company’s Code of Business Conduct, including those provisions related to financial reporting, (iv) failure to comply with our company’s intellectual property policies, (v) conduct that constitutes “Cause” (as defined in the Plan), or (vi) violation of a confidentiality, proprietary rights, and non-competition agreement. In the case of any such award termination or recovery, our company is entitled to “clawback” any previously granted awards or the Plan participant is required to disgorge his or her gains on the sale of any common stock he or she received as a result of a Plan award. In general, if a Plan participant terminates service with our company other than for Cause, disability or death, we will permit such participant from one to three months to exercise vested options following the date of termination, but in any event such exercise must be made before the expiration of the original term of the award. In addition, if a Plan participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option.

Adjustments For Changes In Capitalization; Change In Control. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting our company or any of its subsidiaries (such event, a “Corporate Transaction”), the compensation committee or our board of directors may in its discretion make appropriate and equitable adjustments and substitutions to the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Plan, the various maximum share limits set forth in the Plan, the number and kind of shares of common stock or other securities subject to outstanding awards, and the exercise price of outstanding options and SARs. In the case of a Corporate Transaction, adjustments may include, without limitation, the cancellation of outstanding awards in exchange for payment of cash or property, or a combination thereof, having an aggregate value equal to the value of such awards, as determined by the compensation committee or the board of directors, in its sole discretion.

In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of our company (such event, a “Share Change”), the compensation committee or the board of directors is required to make the appropriate and equitable adjustments and substitutions described in the paragraph above.

When granting awards under the Plan, the compensation committee may provide for the accelerated vesting of options, the immediate lapsing of restrictions on restricted stock or RSUs, and/or the accelerated vesting and pro-rated payment of performance shares, performance units or cash incentive awards in the event of a “Change in Control.” In the event of a Change in Control that is a merger or consolidation in which our company is not the surviving company, or in which all our company’s outstanding stock or substantially all of our company’s assets are acquired by a single entity or group of entities acting in concert, the compensation committee may also provide that outstanding options or SARs shall be terminated. The term “Change in Control” is defined in the Plan, and generally includes:

•	the occurrence of a person or entity becoming a beneficial owner of 30% or more of the voting power of our common stock;

•

the merger of our company with another company (except a merger in which our stockholders would hold at least 60% of the voting power of our common stock after such merger, or a merger effected to implement a recapitalization after which no person or entity owns more than 30% of the voting power of our common stock or the stock of the surviving entity);

•	certain significant changes to the composition of our board of directors; and

•	our stockholders’ approval of a plan of complete liquidation of our company or an agreement for the sale of substantially all of our company’s assets.

Amendment And Termination. The compensation committee may at any time discontinue granting awards under the Plan. Our compensation committee or board of directors may at any time amend the Plan or terminate the Plan as to any further grants of awards. However, none of these actions may, without the approval of our stockholders, increase the maximum number of shares of common stock available under the Plan, extend the time within which awards may be granted, permit our company to reprice outstanding options or SARs, amend the provisions of the Plan relating to amendments, or otherwise make any amendments that by rule or regulation may be made only subject to the approval of stockholders, nor may any of these actions adversely affect the rights of a holder of any previously granted award.

Certain Federal Income Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, local, or non-United States tax laws. This summary assumes that awards are deductible by our company, including under Section 162(m) of the Code, and that payments of any such awards are not deferred.

ISOs.    A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received on the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. If an option holder does not dispose of such shares of common stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (a “disqualifying disposition”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, our company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

If an option holder makes a disqualifying disposition, he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the option shares on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of the option shares minus the exercise price. In such event, our company will be entitled to a deduction in an amount equal to the ordinary income realized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss if such shares constitute capital assets in his or her hands. The gain or loss will be measured by the difference between the fair market value of the option shares on the date of exercise of the ISO and the sales price of the shares.

NQSOs.    Generally, no income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the option shares on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and our company will be entitled to a deduction in an equal amount. Upon subsequent sales of the option shares, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of his or her exercise of the option.

Restricted Stock.    Generally, no income is realized when a Plan participant is granted restricted stock until the restrictions imposed lapse and the stock becomes transferable. However, if the Plan participant makes an election under Section 83(b) of the Code to have the grant taxed as compensation income at fair market value on the date of grant any future appreciation (or depreciation) in the value of the stock subject to the grant will be taxed as capital gain (or loss) at the time the stock is sold.

Restricted Stock Units.    Generally, no income is realized when a Plan participant is granted RSUs or when the RSUs vest, until the value of the RSUs is distributed to the participant in cash or common stock.

Stock Appreciation Rights.    Generally, no income is recognized when a Plan participant is granted a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value of a share as of the date the SAR is exercised. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Performance Shares and Performance Units.    Generally, performance shares and performance units are subject to tax at the time of vesting or payment.

Cash Incentive Awards.    Generally, cash incentive awards are subject to tax at the time of payment.

Section 162(m) of the Code.    Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that we pay to our chief executive officer and to our three most highly compensated officers (other than the chief executive officer and the chief financial officer) as determined at the end of our taxable year. Section 162(m) of the Code and its regulations provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is “qualified performance-based compensation” within the meaning of the regulations. Options and SARs that are exercisable at an exercise price of not less than 100% of the fair market value of a share of our common stock on the date of grant are intended to satisfy the requirements set forth in the regulations with respect to “qualified performance-based compensation.”

If the compensation committee grants restricted stock, RSUs, performance shares, performance units or cash incentive awards that are designed to qualify for the performance-based compensation exception from the tax deductibility limitations Section 162(m) of the Code, the number of shares awarded and/or vesting of such restricted stock, RSUs, performance shares, performance units or cash incentive awards would be based on the achievement of performance measures detailed in the “Performance-Based Awards” section above. In the event that the compensation committee determines that it is advisable to grant restricted stock, RSUs, performance shares, performance units or cash incentive awards that do not or may not qualify for the performance-based compensation exception, the compensation committee may make such grants without satisfying the requirements of Section 162(m) of the Code, to the extent consistent with its compensation objectives. Therefore, it is possible that Section 162(m) of the Code may disallow compensation deductions that may otherwise be available to our company.

Deferral.    A participant may elect to defer the delivery of shares of restricted stock or RSUs until the termination of his or her service with our company, or some other date. Generally, if the participant elects to defer delivery, the participant would not recognize income until our company actually distributes shares of common stock or cash to the participant.

2012 Omnibus Incentive Plan Benefits

At this time, specific equity-based benefits or amounts to be received or allocated to named executive officers, current executive officers as a group, current directors who are not executive officers as a group and all non-executive officer employees as a group pursuant to this Plan are not determinable. However, for the purposes of illustration, please see the “2016 Grants of Plan-Based Awards Table” that sets forth the equity-based benefits and amounts that were granted to the named executive officers pursuant to the Plan in our 2016 fiscal year. In November 2016, the compensation committee and board of directors approved certain target amounts of annual incentives for our named executive officers that will be paid under the Plan and depending on achievement of the specified, pre-approved performance goals. The executives may earn more or less than such targeted amounts

(including no amounts) to the extent that performance goals are or are not met. Such targeted annual incentive amounts are shown in the table below.

Name and Position	Dollar Value of FY2017 Target Annual Incentive ($)
David H. Li President and Chief Executive Officer	$630,000
William S. Johnson Executive Vice President and Chief Financial Officer	$297,225
H. Carol Bernstein Vice President, Secretary and General Counsel	$195,085
Ananth Naman Vice President and Chief Technology Officer	$199,100
Daniel D. Woodland Vice President, Marketing	$178,750
All current executive officers as a group	$2,222,745
All current directors who are not executive officers as a group	n/a
All current non-executive officer employees as a group	$10,833,000

Miscellaneous

Unfunded and Unqualified Plan. The Plan is intended to be an unfunded plan and is not qualified under Section 401 of the Code. In addition, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Effect of Vote on Proposal. An unfavorable vote for this Plan Proposal would disallow any future tax deductions for certain executive compensation in excess of $1 million paid to our principal executive officer and each of our other three most highly compensated executive officers (other than our principal executive officer or our principal financial officer). A favorable vote for this Plan Proposal would allow us to continue to deduct certain executive compensation in excess of $1 million paid to these executive officers and provide us with potentially significant future tax benefits and associated cash flows.

Voting Requirement to Approve Proposal. The reapproval of the material terms of performance-based awards under the Plan requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

Our board of directors unanimously recommends that you vote “FOR” the Plan Proposal.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for fiscal year 2016, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2017. A representative of PricewaterhouseCoopers LLP is expected to attend our annual meeting, where she will have the opportunity to make a statement, if she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2016 and fiscal year 2015, see “FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT — Fees Billed by Independent Auditors,” above.

Our board of directors recommends that you vote “FOR” the ratification of the selection of our independent auditors.

2018 ANNUAL MEETING OF STOCKHOLDERS

The 2018 annual meeting of stockholders is presently scheduled to be held on Tuesday, March 6, 2018. Any proposals of stockholders intended for inclusion in the proxy statement for our 2018 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Wednesday, September 27, 2017. If a stockholder of the company intends to present a proposal at the 2018 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our bylaws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Tuesday, November 7, 2017 and not later than Thursday, December 7, 2017. Subject to certain exceptions set forth in our bylaws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders, cost savings for companies and reduced environmental impact of our proxy materials.

A number of brokers with accountholders who are stockholders will be “householding” the Notice of Internet Availability of Proxy Materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that communications to your address will be subject to “householding,” it will continue until you are notified otherwise.

Stockholders who received a householded mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the Notice of Internet Availability of Proxy Materials upon receipt of such request.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the internet should understand that there may be costs associated with electronic access, such as usage charges from access providers that must be borne by the stockholder. To vote by telephone if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in your proxy card or follow the instructions provided by your broker. To vote through the internet, go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Annual Meeting/Proxy” from the dropdown menu .

Appendix A

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cabot Microelectronics Corporation (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants responsible for the annual audit and quarterly reviews of the Company’s financial statements (“independent auditor”). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee’s attention.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers or employees or by outside experts such as the independent auditor.

Membership

The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission (“SEC”), and the NASDAQ Stock Market LLC (“NASDAQ”). At least one member of the Committee shall satisfy the “financial expert” requirements of relevant law, including rules adopted by the SEC, and NASDAQ. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

Committee Organization and Procedures

1.  The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2.  The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

3.  The Committee shall meet as frequently as the Committee in its discretion deems desirable.

4.  The Committee may, in its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, outside counsel, the director of internal audit and other personnel employed or retained by the Company, the Board or the Committee. The Committee shall meet periodically and as it deems appropriate with the independent auditor or the director of internal audit, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence, and also shall meet periodically and as it deems appropriate in separate executive sessions with the Company’s management.

5.  The Committee may, in its discretion, retain and utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

6.  The Committee shall have its own funding from the Company to pay for the services of the Company’s independent auditors and any legal counsel or other advisors that are retained by the Committee.

7.  The Secretary and General Counsel of the Company shall serve as Secretary of the Committee.

Responsibilities

Independent Auditor

8.  The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. The Committee shall only retain as independent auditor a firm, including representatives of the firm responsible for the Company’s audit, that meets the requirements of relevant law, the Public Company Accounting Oversight Board (PCAOB), the SEC and NASDAQ. The independent auditor shall be accountable to the Committee for all matters, including the audit of the Company’s annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. At the discretion of the Committee or to the extent required by relevant law, NASDAQ or the SEC, the Committee shall recommend to the Board the nomination of the independent auditor for stockholder ratification at any meeting of stockholders.

9.  The Committee shall pre-approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor for any and all services (whether auditing services, audit-related services, tax services or permitted other (non-audit) services), to be provided by the independent auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at the next scheduled meeting of the Committee.

10.  The Committee shall receive from the independent auditor and review, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526). The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

11.  The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

12.  The Committee shall review and discuss the audited financial statements with the management of the Company.

13.  The Committee shall discuss with the independent auditor the matters required to be discussed by PCAOB AU Section 380 Communications with Audit Committees as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements; (ii) the effect of significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

14.  The Committee shall, based on the review and discussions in paragraphs 11, 12, and 13 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence in paragraph 10 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

15.  The Committee shall review and discuss with management, including the director of internal audit and, at its discretion, any provider of internal audit services, and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

16.  The independent auditor is required to review the interim financial statements to be included in any Quarterly Report on Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

17.  The Committee shall discuss with the independent auditor and the director of internal audit, as well as management, at least quarterly, the adequacy and effectiveness of the accounting, financial and internal controls of the Company, and consider any recommendations for improvement of such internal control procedures.

18.  The Committee shall be provided, and discuss with, the independent auditor and with management any material written communications between the independent auditor and management, including any summary of aggregated deficiencies or management letter provided by the independent auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the independent auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor (or other auditor).

19.  The Committee shall meet with the Company’s Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC, PCAOB, and NASDAQ, on a regular basis to discuss the Company’s internal controls structure and procedures and status, and disclosure controls and procedures and status.

Internal Audit

20.  The Committee shall review and preapprove the selection of the Company’s director of internal audit, and any termination of employment of such person. The Committee shall be notified in advance of, and at its discretion review and preapprove, the selection of any third party provider of internal audit services. The Chair may represent the entire Committee for purposes of these matters.

21.  The Committee shall discuss at least quarterly with the director of internal audit and, at its discretion other provider(s) of internal audit services (if any), the activities and organizational structure of the Company’s internal audit function and the qualification of the primary personnel performing such function.

22.  Management shall furnish to the Chair a copy of each internal audit report, and provide summaries thereof to the Committee, to whom it shall furnish a copy of each internal audit report if so requested by the Committee or any of its members.

23.  The Committee shall, at its discretion, meet with the director of internal audit and other provider(s) of internal audit services (if any) to discuss any reports or any other matters brought to the attention of the Committee by the director of internal audit or other provider(s) of internal audit services (if any).

24.  The director of internal audit and other provider(s) of internal audit services (if any) shall be granted unfettered access to the Committee.

Other Responsibilities

25.  The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

26.  The Committee shall review and assess the Committee’s fulfillment of its responsibilities pursuant to the Committee’s charter at least annually and submit its conclusions in this regard to the Board for its consideration.

27.  The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 407 of Regulation S-K of the SEC.

28.  The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and NASDAQ, for addressing matters and complaints brought to the Committee’s attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

29.  The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

30.  The Committee shall have direct access to the Company’s General Counsel, who serves as the Company’s Chief Compliance Officer, and who has operational responsibility for the Company’s compliance and ethics program, who in turn shall have direct reporting obligations to the Committee for related matters.

31.  The Committee shall review and approve any related party transaction in advance of the Company’s entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee’s actions and recommendations, if any.

Appendix B

CABOT MICROELECTRONICS CORPORATION [no update]

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR SERVICES TO BE PROVIDED

BY INDEPENDENT AUDITOR

The Audit Committee (the “Committee”) of Cabot Microelectronics Corporation (the “Corporation”) has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. Pursuant to the Committee’s Charter, the Committee is required to pre-approve the audit and non-audit services performed by the Corporation’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each type of service provided by the independent auditor will require specific pre-approval at a particular fee level by the Committee.

The Committee, through the Controller of the Corporation or another designated individual, will maintain a list of the Audit, Audit-related, Tax and All Other services that have been pre-approved by the Committee as of the particular date of the relevant list (the “List”), and will revise the list periodically, based on subsequent determinations of the Committee. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Committee specifically provides for a different period.

I.	Delegation

The Committee has delegated pre-approval authority to the Chairman of the Committee, and may delegate such pre-approval authority to others members of the Committee. The Chairman will report any pre-approval decisions to the Committee no later than at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the annual Audit services engagement approved by the Committee, the Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide and such Audit services will be placed on the List. All other Audit services not on the List must be separately pre-approved by the Committee.

III.	Audit-Related Services

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of Audit-related services does not impair the independence of the auditor. The List will contain the pre-approved Audit-related services. All other Audit-related services not on the List, and all internal control-related services, must be separately pre-approved by the Committee.

IV.	Tax Services

The Committee believes that the independent auditor can provide Tax services to the Corporation such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The List will contain those Tax services that the Committee has pre-approved. All other Tax services not on the List must be separately pre-approved by the Committee.

V.	All Other Services

The Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The List will contain All Other services that the Committee has pre-approved. Permissible All Other services not on the List must be separately pre-approved by the Committee.

A list of the Security and Exchange Commission’s (SEC’s) prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI.	Pre-Approval Fee Levels

At the time of pre-approval of services to be provided by the independent auditor, the Committee will establish an approved fee level for such services. Any increase in the fee level for such services will require additional specific pre-approval by the Committee.

VII.	Supporting Documentation

With respect to each proposed pre-approved service, the Committee will be provided with detailed back-up documentation, regarding the specific services to be provided.

VIII.	Procedures

Requests to provide services will be submitted to the Committee by both the independent auditor and the Corporation’s Chief Financial Officer, Treasurer, Controller, or other designated officer, and each will state whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation

Appraisal or valuation services*, fairness opinions or contribution-in-kind reports

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

(* may be allowed in limited circumstances if reasonable to conclude that the results of these services will not be subject to audit procedures; check relevant SEC rules)

Appendix C

CABOT MICROELECTRONICS CORPORATION

2012 OMNIBUS INCENTIVE PLAN

(as amended effective March 7, 2017)

1.	PURPOSE

The purpose of this Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended (the “Plan”), is to advance the interests of Cabot Microelectronics Corporation (the “Company”) and its stockholders by enhancing the Company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed, or are expected to contribute, to the Company’s success, by providing them equity and cash incentives (“Awards”).

2.	ADMINISTRATION

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Committee”). The Committee shall hold meetings at such times as the Committee shall deem necessary for the proper administration of the Plan. The Committee shall consist of at least two directors of the Company, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) to the extent necessary for any Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to so qualify, each member of the Committee shall be an “outside director” (as defined in Section 162(m) and the regulations promulgated thereunder). Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons other than with respect to grants to individuals subject to Section 16 of the 1934 Act.

(b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine the employees of the Company, its subsidiaries and affiliates (“Employees”), non-employee members of the board of directors of the Company, its subsidiaries or affiliates (“Directors”), and consultants and advisors of the Company or any of its subsidiaries (“Advisors”), to whom Awards shall be granted under the Plan (any such individual, a “Participant”) and the number of shares of Stock subject to share-based Awards; to prescribe the terms and conditions (which need not be identical) of each such Award, including with respect to determining exercise prices, vesting conditions, restrictions on transfer, and, to the extent consistent with the terms of the Plan, whether to waive or modify such conditions (including to accelerate or waive vesting conditions); and to make any amendment or modification to any Award Agreement (as defined herein) consistent with the terms of the Plan;

(ii) to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; and otherwise to give full effect to the Plan;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(iv) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(v) generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company and its subsidiaries and affiliates, all Participants, and all other persons claiming any interest herein.

3.	EFFECTIVE DATE AND TERM OF PLAN

The Plan, as amended through March 7, 2017, was originally effective as of January 16, 2012, the date of its adoption by the Board (the “Effective Date”), subject to approval by the Company’s stockholders. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date.

4.	SHARES SUBJECT TO THE PLAN

(a) Awards under the Plan shall consist of Restricted Stock, RSUs, Options, SARs, Performance Shares, Performance Units, and Cash Incentive Awards (each as defined and described in Section 6 below).

(b) Subject to adjustment as provided in Section 8.6: (i) the maximum number of shares of the Company’s common stock, par value $.001 per share (“Stock”), subject to Awards that may initially be delivered under the Plan is 2,901,360, plus any shares of Stock that are or become available under the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (the “Prior Plan”), on or after the date the Plan is approved by the Company’s stockholders; (ii) the maximum number of shares of Stock and share equivalent units that may be granted during any calendar year to any one Participant under Awards other than Options, SARs, or Cash Incentive Awards, in the aggregate, is 435,204, to the extent such Awards are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, which limit shall apply regardless of whether the Award(s) are paid in Stock or cash; (iii) the maximum number of shares of Stock and share equivalent units that may be granted during any calendar year to any one Participant under Options and SARs, in the aggregate, is 435,204; and (iv) in no event shall the Company issue more than 2,030,952 shares of Stock in the aggregate under Awards other than Options, SARs, and Cash Incentive Awards under the Plan. No awards shall be granted under the Prior Plan following the date the Plan is initially approved by the Company’s stockholders. For the avoidance of doubt, each limit on shares of Stock and share equivalent units described in this Section 4(b) reflects the adjustment previously made in accordance with the Plan’s terms following the Company’s leveraged recapitalization with a special cash dividend completed on March 2, 2012.

(c) Any Stock covered by an Award which is forfeited, canceled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. For purposes of determining the number of shares of Stock available for grant under the Plan, (i) if the exercise price of an Option or Stock-settled SAR (including any Option or Stock-settled SAR granted under the Prior Plan) is satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), the total number of shares subject to such Option or Stock-settled SAR shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under the Plan; (ii) shares subject to an Award of Options or Stock-settled SARs (including any Option or Stock-settled SAR granted under the Prior Plan) that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding or exercise price obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards; and (iii) shares subject to an Award other than an Option or Stock-settled SAR (including an Award granted under the Prior Plan) that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards. Shares purchased on the open market using the cash proceeds from the exercise of an Option (including any Option granted under the Prior Plan) shall not be added to the shares of Stock available for delivery hereunder in determining the maximum number of shares of Stock available for delivery pursuant to Awards under the Plan.

(d) In no event shall the Company issue ISOs (as defined herein) under the Plan covering more than 2,538,690 shares of Stock (which number reflects the adjustment previously made in accordance with the Plan following the Company’s leveraged recapitalization with a special cash dividend completed on March 2, 2012), subject to adjustment as provided in Section 8.6 to the extent that such adjustment would not affect the qualification of such Awards as ISOs.

(e) Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of this Section on numbers of shares of Stock available for Awards generally or any particular kind of Award under the Plan.

(f) Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.

5.	ELIGIBILITY AND PARTICIPATION

Employees, Directors, and Advisors, who in the opinion of the Committee are in a position to make a significant contribution to the success of the Company, its subsidiaries and affiliates, are eligible to receive Awards under the Plan. For purposes of the Plan, “Service” means the provision of services to the Company or its subsidiaries or affiliates in the capacity of (a) an Employee, (b) a Director, or (c) an Advisor. An “affiliate” for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A “subsidiary” for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees, Directors and/or Advisors who are to be granted Awards.

6.	TYPES OF AWARDS

6.1.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) Nature of Restricted Stock Awards. An Award of restricted stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below (“Restricted Stock”).

(b) Nature of Restricted Stock Unit Awards. An Award of restricted stock units entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below (“RSUs”). An RSU represents a contingent right to receive a Share or an amount equivalent in value to a Share.

(c) Payment for Restricted Stock Awards. The Committee may require, as a condition to an Award of Restricted Stock or RSUs, that a Participant deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock or RSUs.

(d) Rights as a Stockholder. A Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (f) below and any other conditions imposed by the Committee in the Award Agreement at the time of grant. The Award Agreement evidencing an Award of RSUs shall specify whether the Participant is entitled to any voting rights or to receive any dividends on the shares of Stock underlying the RSUs. Subject to Section 8.2, an Award of Restricted Stock or RSUs may provide for the right to receive Dividend Equivalents (as defined herein).

(e) Restrictions. The restrictions on each grant of Restricted Stock or RSUs will lapse at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, neither Restricted Stock nor RSUs may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of. If the Participant’s Service terminates before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of any consideration (excluding services) it received for the Restricted Stock plus, if the Committee shall so determine, an amount equal to the Withholding Requirements met by the Participant in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid for such Restricted Stock.

(f) Deferral. If a Participant so elects in accordance with such procedures as the Committee may specify from time to time, in accordance with the requirements of Section 409A of the Code and the interpretive guidance thereunder (“Section 409A”), the delivery of Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

(g) Section 83(b) Election. If a Participant, in connection with the acquisition of shares of Stock under the Plan or otherwise, makes an election under Section 83(b) of the Code, such Participant shall notify the Company within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

6.2.	OPTIONS.

(a) Nature of Options. An option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price (an “Option”). Both incentive stock options (as defined in Section 422 of the Code) (“ISOs”) and Options that are not ISOs may be granted under the Plan; provided that the Committee may award ISOs only to Employees.

(b) Exercise Price. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value of a share of the Stock on the date the Option is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a “Ten Percent Stockholder”)). For purposes of this Plan, “Fair Market Value” on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 409A and, in the case of an ISO, Section 422 of the Code. Except for adjustment as provided in Section 8.6, any outstanding Option (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the Option to the Participant at a lower exercise price; and (iii) in the case of an Option that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the Option for any other Award and/or cash payment.

(c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Stockholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.

(d) Vesting and Exercise of Options. An Option will become vested and exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

(e) Exercise Procedures. Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, if permitted under the Award Agreement applicable to the Option, be paid in the following forms: (1) cash; (2) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; (3) by a “net exercise” arrangement, pursuant to which the number of shares of Stock issuable upon exercise of the Option shall be reduced by the largest whole number of shares of Stock having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable); provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares of Stock to be issued; (4) such other methods as the Committee makes available to Participants from time to time; or (5) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares. Notwithstanding any contrary provision of this Section 6.2, if, on the date an outstanding Option would expire (other than due to a termination of Service for Cause (as defined below)), the exercise of the Option, including by a “net exercise” or cashless exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended to a date that is the earlier of (i) thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy and (ii) the expiration of the original term of the Option.

(f) Exercise Limit. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(f)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options that are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options that are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options that are not ISOs.

(g) ISO Exercise. An ISO must be exercised, if at all, within three months after the Participant’s termination of Service for a reason other than death or Disability and within twelve months after the Participant’s termination of Service for death or Disability. For purposes of this Plan, “Disability” is defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6.3.	STOCK APPRECIATION RIGHTS.

(a) Nature of Stock Appreciation Rights. A stock appreciation right is an Award entitling the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the SAR, by the number of shares of Stock with respect to which the SAR is exercised (a “SAR”). The payment upon exercise of a SAR may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement.

(b) Exercise Price. The exercise price of a SAR shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of a SAR shall not be less than the Fair Market Value of a share of the Stock on the date the SAR is granted. Except for adjustment as provided in Section 8.6, any outstanding SAR (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the SAR to the Participant at a lower exercise price; and (iii) in the case of a SAR that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the SAR for any other Award and/or cash payment.

(c) Duration of SARs. The latest date on which a SAR may be exercised will be the tenth anniversary of the date the SAR was granted, or such earlier date as may have been specified by the Committee in the Award Agreement at the time the SAR was granted.

(d) Exercise of SARs. A SAR will become exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such SAR. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of a SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any documents required by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of a SAR, and the number of shares of Stock that may be acquired upon exercise shall be rounded to the nearest number of whole shares.

6.4.	PERFORMANCE SHARES AND PERFORMANCE UNITS.

(a) Nature of Performance Shares and Performance Units. A performance share is an Award with an initial value equal to the Fair Market Value of a share of Stock on the date of grant (a “Performance Share”), and a performance unit is an Award with an initial value determined by the Committee on the date of grant (a “Performance Unit”), in each case, that entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the Committee. Payment of Performance Shares or Performance Units may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement. In no event shall the amount of a Performance Unit payable to any Participant that is not denominated in shares of Stock and that is designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code exceed $5,000,000 for any calendar year.

(b) Performance Goals. The Committee shall determine the number of Performance Shares or Performance Units, the length of the performance period, and the other terms and conditions of each Award.

6.5.	CASH INCENTIVE AWARDS.

(a) Nature of Cash Incentive Awards. A cash incentive award is an Award denominated in cash that entitles the recipient to an amount (payable in cash or a share-based Award as described below) upon the attainment of performance goals and other terms and conditions determined by the Committee, which may include annual performance goals and periods (“Cash Incentive Award”); provided, however, that in no event shall the amount of a Cash Incentive Award payable to any Participant that is designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code in accordance with Section 9 exceed $5,000,000 for any calendar year (whether payable in cash or in the form of a share-based Award). A

Cash Incentive Award may be satisfied in cash or, if the Committee so determines, by a grant of share-based Awards under the Plan with such terms and conditions as the Committee determines, or a combination of cash or share-based Awards.

(b) Performance Goals. The Committee shall determine the amount of the Cash Incentive Award, the length of the performance period, and the terms and conditions of each Cash Incentive Award, including the form of payment.

6.6	SUBSTITUTE AWARDS.

(a) In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees, Directors or Advisors in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes (as determined by the Committee in its sole discretion) or otherwise to provide such incentives as the Committee may determine are appropriate.

(b) Unless required by applicable law, any substitute Awards granted pursuant to Section 6.6 shall not count toward the share limitations set forth in Section 4.

7.	EVENTS AFFECTING OUTSTANDING AWARDS

7.1.	TERMINATION OF SERVICE.

Unless otherwise set forth in an Award Agreement, an Award shall immediately terminate on the date a Participant’s Service terminates, and (a) any Options or SARs held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate, (b) any shares of Restricted Stock or RSUs with respect to which the restrictions have not lapsed shall be immediately forfeited and must be transferred to the Company in accordance with Section 6.1, and (c) any Performance Shares, Performance Units or Cash Incentive Awards shall be immediately forfeited.

7.2	TERMINATION OF AWARD.

The Company may terminate, cancel, rescind, recover, or revoke an Award immediately under certain circumstances, including, but not limited to a Participant’s:

(a) actions constituting “Cause”, which shall have the meaning provided under an employment, consulting or other agreement between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a plea of guilty or nolo contendere with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the material duties and responsibilities of a Participant’s position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company (in each case as determined in good faith by the Company);

(b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or SAR or the termination of Participant’s Service with the Company;

(c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

(d) failure to comply with the Company’s policies regarding the identification, disclosure and protection of intellectual property;

(e) violation of the Proprietary Rights Agreement/Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant; or

(f) violation of the Cabot Microelectronics Corporation Code of Business Conduct, including those provisions related to financial reporting.

The existence of any such circumstances shall be determined in good faith by the Company.

In the event of any termination, cancellation, rescission, recovery, or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.

7.3	CHANGE IN CONTROL.

The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a “Change in Control” (as defined in Appendix A) of the Company, the following provisions will apply:

(a) Each outstanding Option or SAR (or such lesser portion of each Option or SAR as is set forth in an applicable Award Agreement) will immediately become exercisable in full.

(b) Each outstanding share of Restricted Stock or RSU (or such lesser number of shares as is set forth in an applicable Award Agreement) will immediately become free of the restrictions.

(c) The vesting of each Performance Share, Performance Unit, or Cash Incentive Award will immediately be accelerated, and the Participant will be paid in cash, Stock, or other property, as determined by the Committee, within thirty (30) days after the effective date of the Change in Control, a pro rata amount based on assumed achievement of all relevant performance measures at target levels, and upon the length of time within the applicable performance period that elapsed prior the effective date of the Change in Control; provided, however, that if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the applicable performance period).

(d) In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options or SARs as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Option or SAR became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

8.	GENERAL PROVISIONS

8.1.	DOCUMENTATION OF AWARDS.

Awards may be evidenced by written or electronic instruments prescribed by the Committee from time to time (each such instrument, an “Award Agreement”). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, and may be provided in electronic form, acceptance of which will evidence agreement to the terms thereof and hereof.

8.2.	RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, only upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing dividends on such Award (other than Options and SARS) (such amounts, “Dividend Equivalents”), either currently or in the future, or for the investment of such amounts on behalf of the Participant; provided that the Committee shall design such payment to be exempt from or, in the alternative, comply with Section 409A; provided, further, that with respect to performance-based Awards, Dividend Equivalents shall not be paid until vesting (if any) of such Awards.

8.3	CONDITIONS ON DELIVERY OF STOCK.

The Company will not be obligated to deliver any shares of Stock, whether by electronic book entry or in certificate form, pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

8.4.	TAX WITHHOLDING.

(a) The Company may withhold from any payment made pursuant to an Award an amount as may be necessary and sufficient to satisfy all federal, state, local, and other applicable tax withholding requirements (the “Withholding Requirements”).

(b) The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, permit a Participant to satisfy the Withholding Requirements by tendering shares of Stock having a Fair Market Value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).

(c) With respect to the exercise of ISOs, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (ii) if the Company determines that it could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5.	NONTRANSFERABILITY OF AWARDS.

No Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, except in the case of an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option or SAR shall be exercisable during the lifetime of such Participant only by such Participant or such Participant’s executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution (such person, the Participant’s “Legal Representative”). Notwithstanding the foregoing sentence, the Committee may in a manner consistent with applicable law set forth in an Award Agreement evidencing an Award (other than an ISO) that the Award may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Award shall be deemed to be the Participant. For this purpose, “immediate family” shall refer only to the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

8.6.	ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and SARs. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Stock pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid), provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Stock subject to outstanding Awards; and (3) in connection with any disaffiliation of a subsidiary or affiliate, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation of a subsidiary or affiliate (as well as any corresponding adjustments to Awards that remain based upon Company securities).

8.7.	PARTICIPANT’S RIGHTS.

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment or Service with the Company or any subsidiary or affiliate or affect in any way the right of the Company any subsidiary or affiliate to terminate an employment or Service relationship at any time.

8.8.	PAYMENT FOR STOCK; LOANS.

Stock awarded under this Plan as Restricted Stock or received upon exercise of an Option or SAR may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee and permitted by applicable law, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any Withholding Requirements to be met in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

8.9.	SUCCESSORS.

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s shares, or a merger, consolidation, or otherwise.

8.10.	SEVERABILITY.

If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

8.11.	REQUIREMENTS OF LAW.

The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

8.12.	SECURITIES LAW COMPLIANCE.

As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.13. AWARDS	TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.

To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed or providing Service outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.

8.14.	GOVERNING LAW.

To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction. All references to statutory provisions and related regulatory provisions used herein shall include any similar or successor provisions. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

8.15	SECTION 409A COMPLIANCE.

(a) Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A. With respect to a Cash Incentive Award, the cash portion will be paid, and the grant of any portion payable as a share-based Award will be awarded, not later than March 15 of the calendar year following the calendar year in which the applicable performance period ended.

(b) If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A) at the time of his or her termination of Service, no amount that is nonqualified deferred compensation subject to Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (i) the first business day after the date that is six months following the date of the Participant’s termination of Service, and (ii) within 30 days following the date of the Participant’s death. For purposes of Section 409A, a termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A, and references in the Plan and any Award Agreement to “termination of Service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Section 409A. If any Award is or becomes subject to Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Section 409A, to mean a “change in control event” as such term is defined for purposes of Section 409A.

(c) Any adjustments made pursuant to Section 8.6 to Awards that are subject to Section 409A shall be made in compliance with the requirements of Section 409A, and any adjustments made pursuant to Section 8.6 to Awards that are not subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

8.16	ERRONEOUSLY AWARDED COMPENSATION.

All Awards shall be subject to any incentive compensation recoupment or “clawback” policy established and amended from time to time by the Company, including any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as determined by the Company from time to time to comport with good corporate governance practices.

8.17	UNFUNDED PLAN.

It is presently intended that the Plan shall be unfunded. Except for reserving a sufficient number of authorized shares of Stock, to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of shares of Stock relating to Awards granted pursuant to the Plan.

9.	QUALIFIED PERFORMANCE-BASED AWARDS.

9.1	GRANT OF QUALIFIED PERFORMANCE-BASED AWARDS.

If the Committee makes Awards (other than Options or SARs) that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder (a “Qualified Performance-Based Award”), such Awards shall be subject to the attainment of performance goals related to one or more of the following performance measures and business metrics: earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, stock price (including, but not limited to, growth measures and total stockholder return), revenue, net revenue, net revenue growth, gross margin, net income (before or after taxes), operating earnings or income, revenue backlog, economic value added, customer satisfaction, cost control or expense reduction, attainment of identified business opportunities, earnings per share, return on operating assets or capital, return on net assets, economic profit, appreciation in fair market value, volume/production, employee retention, cash flow (e.g., operating cash flow, free cash flow, discounted cash flow return on investment), market share, return to stockholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, and organizational effectiveness and operational excellence, in each case, absolute or relative to a peer group or index.

9.2	PERFORMANCE GOALS

(a) The performance goals established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and will be established in writing by the Committee not later than ninety (90) days after the beginning of the applicable performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee will be based on one or more of the performance measures and business metrics set forth in Section 9.1 and any of such performance measures and business metrics may be used to measure the performance of the Company as a whole or of any business unit, division, acquired business, minority investment, partnerships or joint venture of the Company. The Committee may specify any reasonable definition of the performance measures and business metrics it uses. A Participant otherwise entitled to receive a Qualified Performance-Based Award for any performance period will not receive a settlement or payment of such Award until the Committee has determined that the applicable performance goals have been attained. The Committee may adjust in its sole discretion the performance goals applicable to any Awards to reflect any unusual or non-recurring events, including, but not limited to, exogenous events, financing activities, acquisitions, divestitures, recapitalizations (including stock splits and dividends), impact of charges for restructurings, discontinued operations, the cumulative effects of accounting or tax changes, and other items determined to be unusual in nature and/or infrequent in occurrence, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission, provided that in the case of performance goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code. However, the Committee may not in any event increase the amount of compensation payable to a covered employee (within the meaning of Section 162(m) of the Code) upon attainment of a performance goal above the maximum amount approved by the Committee.

(b) In the event that the Committee determines that it is advisable to grant Awards that may not qualify as Performance-Based Awards, the Committee may grant such Awards without satisfying the requirements of Section 162(m) of the Code, to the extent consistent with its other compensation objectives.

10.	DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

(a) The Committee may at any time discontinue granting Awards under the Plan. The Board or the Committee may at any time or times amend the Plan or any outstanding Award, provided that no such amendment (other than an amendment made to comply with applicable law, including without limitation Section 409A, stock exchange listing standards or accounting rules) would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent. The Committee may at any time terminate the Plan as to any further grants of Awards. Except to the extent expressly required or permitted by the Plan, no amendment to the Plan or any outstanding Award will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, (c) permit the Company to reprice any outstanding Option or SAR, (d) otherwise effect an action that would require stockholder approval under applicable law or the listing standards of Nasdaq or (e) amend the provisions of this Section 10, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

(b) Subject to the immediately preceding paragraph, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

APPENDIX A TO 2012 OMNIBUS INCENTIVE PLAN

A “Change in Control” shall be deemed to have occurred if:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) the consummation of a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

CABOT MICROELECTRONICS CORPORATION ATTN: H. CAROL BERNSTEIN 870 N. COMMONS DRIVE AURORA, IL 60504	VOTE BY INTERNET - www.proxyvote.com
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees

01	Paul J. Reilly 02 Geoffrey Wild
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2	Non-binding stockholder advisory approval of our named executive officer compensation.							☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 year	2 years	3 years	Abstain
3.	Non-binding stockholder advisory approval of the frequency of the non-binding stockholder advisory vote on our named executive officer compensation.						☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 4 and 5.								For	Against	Abstain
4.

Reapproval of the material terms of performance-based awards under the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

								☐	☐	☐
5.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2017.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report, Telephone/Internet insert (BR supplied) is/are available at www.proxyvote.com

CABOT MICROELECTRONICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS MARCH 7, 2017- 10:00 A.M. Pacific Standard Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Company”), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 7, 2017 at 10:00 a.m., Pacific Standard Time, at the Courtyard Vallejo, 1000 Fairgrounds Drive, Vallejo, CA 94589, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote for the proposals and any other matters to be voted upon at the Annual Meeting or at any postponements or adjournments thereof.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE